UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Och-Ziff Capital Management Group LLC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 25, 2010

Dear Shareholder:

You are invited to the annual meeting of Shareholders (the “Annual Meeting”) of Och-Ziff Capital Management Group LLC (the “Company”). The Annual Meeting will be held on May 25, 2010 at 10:00 a.m. Eastern Time at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166 for the following purposes:

1.	To elect Daniel S. Och and Jerome P. Kenney as Class III directors to serve for a term of three years and until their successors are duly elected or appointed and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

3.	To transact other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors recommends that you vote for the nominees for Class III directors and vote for ratifying the appointment of Ernst & Young LLP, each as outlined in the proxy statement.

The Board of Directors has set the close of business on March 31, 2010 as the record date for determining Shareholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of the Shareholders as of the record date will be available for inspection by Shareholders, for any purpose germane to the Annual Meeting, at the Company’s offices and at the offices of American Stock Transfer & Trust Company LLC, the Company’s independent share transfer agent, during normal business hours for a period of 10 days prior to the Annual Meeting.

All Shareholders are cordially invited to attend the Annual Meeting in person. EVEN IF YOU CANNOT ATTEND THE ANNUAL MEETING, PLEASE TAKE THE TIME TO PROMPTLY VOTE YOUR PROXY BY CAREFULLY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting to be Held on May 25, 2010: the Proxy Statement and Annual Report

to Shareholders are Available at www.proxyvote.com

By Order of the Board of Directors,

Jeffrey C. Blockinger
Chief Legal Officer, Chief Compliance Officer and Secretary

April 19, 2010

New York, New York

Exhibits
Exhibit A—Och-Ziff Capital Management Group LLC Board of Directors’ Independence Standards

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

9 West 57th Street

New York, New York 10019

PROXY STATEMENT

Our board of directors (the “Board of Directors” or the “Board”) is providing these proxy materials to you in connection with the solicitation of proxies by Och-Ziff Capital Management Group LLC on behalf of the Board for use at the 2010 Annual Meeting of Och-Ziff Capital Management Group LLC, which will take place at 10:00 a.m., Eastern Time, on Tuesday, May 25, 2010, at the offices of Gibson, Dunn & Crutcher LLP located at 200 Park Avenue, New York, New York 10166, and any adjournment or postponement thereof.

The Company intends to mail this proxy statement and the accompanying proxy card on or about April 22, 2010 to all Shareholders entitled to vote at the Annual Meeting.

In this proxy statement, references to “Och-Ziff,” “our Company,” “the Company,” “we,” “us” or “our” refer, unless context requires otherwise, to Och-Ziff Capital Management Group LLC, a Delaware limited liability company, and its consolidated subsidiaries, including the Och-Ziff Operating Group. References to the “Och-Ziff Operating Group” refer, collectively, to OZ Management LP, a Delaware limited partnership, which we refer to as “OZ Management,” OZ Advisors LP, a Delaware limited partnership, or “OZ Advisors I” and OZ Advisors II LP, a Delaware limited partnership or “OZ Advisors II.” References to our “intermediate holding companies” refer, collectively, to Och-Ziff Holding Corporation, a Delaware corporation, which we refer to as “Och-Ziff Corp,” and Och-Ziff Holding LLC, a Delaware limited liability company, which we refer to as “Och-Ziff Holding,” both of which are wholly owned subsidiaries of Och-Ziff Capital Management Group LLC. References to the “Ziffs” refer to Ziff Brothers Investments, L.L.C. and certain of its affiliates and control persons, which, together with Mr. Daniel S. Och, our Chairman and Chief Executive Officer, founded our business in 1994. References to our “partners” refer to the current limited partners (other than the Ziffs and our intermediate holding companies) of the Och-Ziff Operating Group entities, except where the context requires otherwise. References to the ownership of our partners include the ownership of current and future personal planning entities of those owners who are individuals and immediate family members of such persons. References to the “Class A Shares” refer to our Class A shares, representing Class A limited liability company interests of Och-Ziff, which are publicly traded and listed on the New York Stock Exchange (the “NYSE”). References to “Class B Shares” refer to Class B shares of Och-Ziff, which are not publicly traded, are currently held solely by our partners and have no economic rights but entitle the holders thereof to one vote per share together with the holders of Class A Shares. References to “Shares” refer to our Class A Shares and Class B Shares, collectively. References to our “Shareholders” refer to holders of our Class A Shares and Class B Shares, collectively. The terms “Och-Ziff Operating Group A Units,” “Och-Ziff Operating Group B Units” and “Och-Ziff Operating Group D Units” refer to the aggregate of interests consisting of one Class A, Class B or Class D, as applicable, common unit in each Och-Ziff Operating Group entity, and “Och-Ziff Operating Group Unit” refers generally to the aggregate of interests consisting of one common unit of any or all of the Class A, Class B or Class D common units in each Och-Ziff Operating Group entity. References to “Reorganization” refer to a series of transactions that we completed in November 2007, including, along with certain other related transactions, a reorganization of the entities under the common control of Mr. Och, whereby the control of the Och-Ziff Operating Group and our real estate business was transferred to us. References to “DIC Sahir” refer to DIC Sahir Limited, a wholly-owned subsidiary of Dubai International Capital LLC (“DIC”).

Mr. Och, who holds approximately 77.4% of the total voting interest in the Company as of March 31, 2010, has indicated that he will vote in favor of each of the proposals contained in this proxy statement. Our partners hold all of our Class B Shares and have granted an irrevocable proxy to vote all of their Class B Shares to the Class B Shareholder Committee, the sole member of which is currently Mr. Och, as such Committee may determine in its sole discretion. Please be advised that if Mr. Och votes as he has indicated, his vote is sufficient to satisfy the quorum and voting requirements under our Second Amended and Restated Limited Liability Company Agreement dated as of November 13, 2007 (the “Operating Agreement”), and Delaware law, as currently in effect, that are necessary to adopt the proposals set forth in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We sent this proxy statement and the enclosed proxy card because the Board of Directors of Och-Ziff Capital Management Group LLC is soliciting your proxy to vote at the Annual Meeting and at any adjournment or postponement thereof. The Annual Meeting will be held on May 25, 2010 at 10:00 a.m. Eastern Time at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166. You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your Shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote by telephone or Internet, as discussed below.

What am I voting on?

There are two matters scheduled for a vote at the Annual Meeting:

•	election of Daniel S. Och and Jerome P. Kenney as Class III directors to serve for a term of three years and until their successors are duly elected or appointed and qualified; and

•	ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

In addition, Shareholders will transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof and management will respond to appropriate questions from Shareholders.

Who is entitled to vote at and attend the Annual Meeting?

Only Shareholders of record at the close of business on the record date, March 31, 2010, are entitled to receive notice of, to vote at and attend the Annual Meeting. Each outstanding Class A Share and Class B Share entitles its holder to cast one vote on each matter to be voted upon.

What is the difference between Class A Shares and Class B Shares?

The Class A Shares represent Class A limited liability company interests of Och-Ziff. The holders of Class A Shares are entitled to one vote per share and any dividends we may pay. The Class A Shares are listed on the NYSE. The Class A Shares vote together with the Class B Shares on all matters submitted to a vote of Shareholders.

The Class B Shares are held solely by our partners and have no economic rights (and therefore no rights to any dividends or distributions we may pay) but entitle the holders to one vote per share together with the Class A shareholders. The Class B Shares are intended solely to provide our partners with voting interests in Och-Ziff Capital Management Group LLC commensurate with their economic interests in the Och-Ziff Operating Group. The Class B Shares are not currently and are not expected to be registered for public sale or listed on the NYSE or any other securities exchange.

What is the difference between holding Shares as a shareholder of record and as a beneficial owner?

Almost all of the holders of our Class A Shares hold their shares beneficially through a broker or other nominee rather than directly in their own name. All of our Class B Shares are held directly by our partners in their names. As summarized below, there are some distinctions between Shares owned beneficially and those held of record.

Beneficial Owner:    If your Class A Shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of Class A Shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or other nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or other nominee how to vote. The voting instruction card from your broker, trustee or other nominee contains voting instructions for you to use in directing the broker, trustee or other nominee how to vote your Class A Shares.

Since a beneficial owner is not the shareholder of record, you may not vote your Shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or other nominee that holds your Shares giving you the right to vote the Shares at the meeting.

Shareholder of Record:    If your Shares are registered directly in your name with us or our share transfer agent, American Stock Transfer & Trust Company LLC, you are considered the shareholder of record with respect to those Shares and these proxy materials are being sent directly to you by Och-Ziff. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed or sent a proxy card for you to use.

What do I need to do to attend the Annual Meeting and when should I arrive?

In order to be admitted to the Annual Meeting, a Shareholder must present an admission ticket or proof of ownership of the Shares on the record date. Any holder of a proxy from a Shareholder must present the proxy, properly executed, as well as an admission ticket to be admitted. Shareholders and proxyholders must also present a form of valid, government-issued photo identification, such as a driver’s license or passport. These items must be presented to the security personnel at the lobby reception desk located at 200 Park Avenue, New York, New York, 10166, in order to be admitted to the offices of Gibson, Dunn & Crutcher LLP. Expired forms of identification will not be accepted.

An admission ticket is attached to the last page of this proxy statement. If you plan to attend the Annual Meeting, please keep the admission ticket and bring it with you to the Annual Meeting. If you do not bring an admission ticket or proof of ownership of our Shares on the record date, you will not be admitted to the Annual Meeting. If you are a beneficial owner of Class A Shares and your Shares are held in the name of a broker, trustee or other nominee, a brokerage statement or letter from a bank or broker detailing ownership of the Class A Shares as of the record date is an example of proof of ownership. If you are the holder of a proxy from a Shareholder, you should obtain your admission ticket from the Shareholder. For security reasons, you may be subject to search prior to your admittance to the Annual Meeting.

Admission to the Annual Meeting will begin at 9:30 a.m. Since space is limited, seating at the Annual Meeting will be on a first come, first served basis. In order to ensure that you are seated by the commencement of the Annual Meeting at 10:00 a.m., we recommend that you arrive early.

What constitutes a quorum?

The presence of a quorum is required for business to be conducted at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the Shares outstanding as of the record date and entitled to vote shall constitute a quorum. As of the March 31, 2010 record date, 360,722,233 Shares (comprised of 82,796,062 Class A Shares and 277,926,171 Class B Shares) were outstanding and entitled to vote. If you submit a properly executed proxy card, regardless of whether you abstain from voting, you will be considered in determining the presence of a quorum. Similarly, “broker non-votes” (described below) will be counted in determining the presence of a quorum.

How do I vote?

You may vote in person at the Annual Meeting or by mail. If you hold your Shares in “street name” through a broker, trustee or other nominee, you may also be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided to you by such broker, trustee or other nominee.

Voting by Mail:    If you are a holder of record of Shares and choose to vote by mail, simply complete, sign and date your proxy card and mail it in the accompanying pre-addressed envelope. Proxy cards submitted by mail must be received by our Office of the Secretary prior to the Annual Meeting in order for your Shares to be voted. If you hold Shares beneficially in street name and choose to vote by mail, you must complete, sign and date the voting instruction card provided by your broker, trustee or other nominee and mail it in the accompanying pre-addressed envelope within the specified time period.

Voting by Telephone or Internet:    If you are a holder of record of Shares, you can choose to vote by telephone or by Internet. You can vote by telephone by calling the toll-free telephone number on your proxy card. The website for Internet voting is listed on the proxy card. Please have your proxy card handy when you call or go online. Telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on May 24, 2010. If you hold your Shares beneficially in street name, the availability of telephonic or Internet voting will depend on the voting process of the broker, trustee or other nominee. Please check with your broker, trustee or other nominee and follow the voting procedures your broker, trustee or other nominee provides to vote your shares.

Voting in Person at the Annual Meeting:    If you are a record holder of Shares, you may attend and vote in person at the Annual Meeting. If you are a beneficial owner of Shares held in the name of a broker, trustee or other nominee, you must obtain a proxy, executed in your favor, from such broker, trustee or nominee to be able to vote in person at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this “legal proxy” from the holder of record.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions by mail as described above so that your vote will be counted if you later decide not to attend the meeting. Any vote properly cast at the Annual Meeting will supersede any previously submitted proxy or voting instructions. For additional information, please see “Can I change my vote or revoke my proxy after I return my proxy card?” below.

How does the Board recommend I vote on the proposals?

The Board’s recommendations are set forth after the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	“FOR” the election of Daniel S. Och and Jerome P. Kenney as Class III directors to serve for a three-year term (see Proposal No. 1).

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010 (see Proposal No. 2).

How will my Shares be voted if I do not indicate a vote on my proxy card?

Your Shares will be voted as you indicate on the proxy card or voting instruction form, as applicable. If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your Shares will be voted “FOR” the election of Daniel S. Och and Jerome P. Kenney as Class III directors and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010. Your Shares will be voted in accordance with the discretion of the proxyholders as to any other matter that is properly presented at the Annual Meeting.

What vote is required to approve each proposal?

For Proposal No. 1, the election of Daniel S. Och and Jerome P. Kenney as Class III directors, each Shareholder is entitled to vote “FOR” two nominees for Class III director. Directors are elected by a plurality of the votes cast at any duly convened meeting at which a quorum is present. Thus, the two nominees with the greatest number of votes will be elected. Withheld votes will have no effect on the election of Class III directors.

For Proposal No. 2, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010, the affirmative vote of a majority of the votes cast will be required for approval. A majority of the votes cast means that the number of votes cast “for” must exceed the number of votes cast “against.” Abstentions have the effect of a negative vote. Broker non-votes will not affect the outcome of the vote.

A “broker non-vote” would occur only if a broker, trustee or other nominee does not have discretionary authority and has not received instructions with respect to a particular item from the beneficial owner or other person entitled to vote such Shares. Brokers will have discretionary voting power to vote Shares for which no voting instructions have been provided by the beneficial owner with respect to the ratification of the appointment of the independent registered public accounting firm. Brokers will not have discretionary voting power to vote Shares with respect to the election of directors.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the Annual Meeting. If you are a shareholder of record as of March 31, 2010, regardless of the way in which you submitted your original proxy, you may change it by:

•	returning a later-dated signed proxy card to us prior to the Annual Meeting at 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary;

•	delivering a later-dated written notice of revocation to us prior to the Annual Meeting at 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary;

•	submitting a later-dated proxy by telephone or Internet (only your last telephone or Internet proxy will be counted) prior to the Annual Meeting; or

•	attending the Annual Meeting and properly voting in person.

Alternatively, you may hand deliver a later-dated written notice of revocation, or later-dated signed proxy to the Secretary at the Annual Meeting before we begin voting.

If your Shares are held through a broker, trustee or other nominee, you will need to contact that nominee if you wish to change your voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the question above entitled “How do I vote—Voting in Person at the Annual Meeting.”

Mere attendance at the Annual Meeting will not cause your previously granted proxy to be revoked.

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders will have the discretion to vote your Shares on any additional matters properly presented for a vote at the meeting or any adjournment or postponement of the Annual Meeting. If, for any reason, any of our nominees for Class III director is not available as a candidate for director, the persons named as proxyholders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors, or the size of the Board of Directors will be reduced.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will count the votes and act as the inspector of election.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that brokers, trustees and other nominees who hold Shares in their names furnish our proxy materials to the beneficial owners of the Shares, and we must reimburse these brokers, trustees and other nominees for the expenses of doing so in accordance with statutory fee schedules.

CORPORATE GOVERNANCE

Board of Directors

The primary functions of our Board of Directors are to:

•	provide oversight, counseling and direction to our management in the interest and for the benefit of our Shareholders;

•	monitor senior management’s performance;

•	actively oversee risks that could affect our Company;

•	oversee and promote the exercise of responsible corporate governance; and

•

perform the duties and responsibilities assigned to them under our Operating Agreement and other organizational documents, Corporate Governance Guidelines and the laws of Delaware, our state of incorporation.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines as a framework for the governance of the Company. Our Corporate Governance Guidelines work together with our Operating Agreement and the Class B Shareholders Agreement executed in connection with our initial public offering (the “Class B Shareholders Agreement”), both of which contain certain processes and procedures relating to our corporate governance. Our Corporate Governance Guidelines describe additional processes and procedures that are intended to meet the listing standards of the NYSE and also provide reasonable assurance that our Board of Directors acts in the best interest of our Shareholders. The Corporate Governance Guidelines address issues relating to the Board of Directors, such as membership, Board leadership and meetings and procedures, as well as issues relating to the committees of the Board, such as structure, function, charters, membership and responsibilities. The full text of our Corporate Governance Guidelines can be found in the “For Shareholders—Corporate Governance” section of our public website (www.ozcap.com). A copy also may be obtained upon written request to us at 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.

Director Independence

Under our Corporate Governance Guidelines, a majority of the directors serving on our Board must qualify as independent directors and each of the Audit Committee, Compensation Committee and Nominating, Corporate Governance and Conflicts Committee must consist solely of independent directors. As described in the Corporate Governance Guidelines, our Board annually (or as circumstances warrant) makes an affirmative determination regarding the independence of each director. An “independent” director is a director who meets both the NYSE’s definition of independence as well as the Board’s independence standards (the “Director Independence Standards”), in each case as determined by the Board in its business judgment. The Director Independence Standards are set forth in our Corporate Governance Guidelines, attached as Exhibit A to this proxy statement, and are also available on our website (www.ozcap.com). Our Board undertook its annual review of director independence in April 2010, and in the process reviewed the independence of each director, including the director nominees. In determining independence, our Board reviews, among other things, whether directors have any material relationship with us. An independent director must not have any material relationship with us, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on the standards set forth by the NYSE and in our Director Independence Standards, the Board has affirmatively determined that Allan S. Bufferd, William C. Cobb, Jerome P. Kenney and Jeffrey R. Leeds are each independent. Daniel S. Och, Joel Frank and David Windreich are members of management and therefore are not independent.

Because our partners currently control more than 50% of our voting power, we are eligible for the “controlled company” exemption from the NYSE requirements that our Board of Directors consist of a majority of independent directors and that our Compensation Committee and Nominating, Corporate Governance and Conflicts Committee consist solely of independent directors. Although we do not currently intend to utilize the NYSE’s “controlled company” exemption, we may in the future decide to do so.

Board Leadership Structure; Executive Sessions of the Independent Directors

Daniel S. Och is our founder, Chairman of the Board and Chief Executive Officer (“CEO”). At this time, the Board believes that having Mr. Och serve as both Chairman and CEO is in the best interest of the Company and the holders of its Class A Shares. Our Corporate Governance Guidelines, which are reviewed at least annually by our Nominating, Corporate Governance and Conflicts Committee, reflect the Board’s current determination that our Chief Executive Officer should serve as Chairman of the Board. However, our Operating Agreement permits the roles of Chairman and CEO to be filled by the same or different individuals. This allows the Board flexibility to determine whether the two roles should be separated in the future based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. Mr. Och founded Och-Ziff in 1994, managed the firm’s growth and international expansion, led our November 2007 initial public offering and, together with the Board, oversaw the initial implementation of our corporate governance program, under which we determined not to utilize the NYSE’s “controlled company” exemption. Mr. Och possesses a deep and detailed knowledge of the global markets, the hedge fund industry and the risks, opportunities and challenges facing the Company. He is, therefore, best positioned to focus the Board’s attention on the significant matters that are appropriate for their consideration.

The Board believes the combined position of Chairman and CEO provides an efficient and effective leadership model for the company and clear accountability to Shareholders with the support and balance provided by the independent, non-management directors of the Board, who comprise a majority of the Board and constitute all of the members of the Board’s fully independent Audit, Compensation and Nominating, Corporate Governance and Conflicts Committees. In addition, our Board, in accordance with our Corporate Governance Guidelines, annually selects a Lead Independent Director. In 2009, the Board selected Allan S. Bufferd to serve as Lead Independent Director. The Lead Independent Director presides over all executive sessions of the independent, non-management members of the Board, has the authority to call unscheduled executive sessions and serves as a liason between the Chairman and other senior members of the Company’s management team and the independent members of the Board.

Pursuant to our Corporate Governance Guidelines, the independent directors meet in executive session without management present at least once every quarter. Following these sessions, the Lead Independent Director provides management with specific feedback and input regarding information flow, agenda items and any other relevant matters, thereby enhancing the oversight function of the independent directors and the committees of the Board.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating, Corporate Governance and Conflicts Committee. All of the members of each of these committees are independent. Our Corporate Governance Guidelines provide that the Board may establish and maintain other committees from time to time as it deems necessary and appropriate. The following table provides a summary of the membership of the Board and each of its standing committees as of March 31, 2010:

Director	Board	Audit Committee	Nominating, Corporate Governance and Conflicts Committee	Compensation Committee

Allan S. Bufferd	X	X		Chair

William C. Cobb	X	X	X	X

Jerome P. Kenney	X		Chair	X

Jeffrey R. Leeds	X	Chair	X

Daniel S. Och	Chair

Joel Frank	X

David Windreich	X

Audit Committee

The primary responsibilities of the Audit Committee are to assist the Board in its oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications and independence of the Company’s independent registered public accounting firm; and (iv) the performance of the Company’s independent registered public accounting firm and our internal audit department. Among its specific duties and responsibilities, the Audit Committee:

•	is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm;

•

considers and monitors the independence of the independent registered public accounting firm by obtaining and reviewing a report by the independent registered public accounting firm describing any relationships that may reasonably be thought to bear on the independence of the independent registered public accounting firm, discussing with the firm the potential effects of any such relationships on independence and obtaining a description of each category of services provided by the independent registered public accounting firm to the Company together with a list of fees billed for each category;

•

reviews and discusses with management and the independent registered public accounting firm our earnings press releases, financial statements and the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, including any significant financial items and accounting policies or changes relating to such items or policies;

•

reviews and discusses with management, our internal audit department and the independent registered public accounting firm their reports regarding the adequacy and effectiveness of our financial reporting process and internal controls, including internal control over financial reporting and disclosure controls and procedures;

•

reviews and discusses with management and our internal audit department the scope of and the work performed under our internal audit program and our practices pertaining to risk assessment and risk management;

•	reviews significant tax, legal and regulatory matters; and

•

establishes and oversees procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

The Audit Committee operates under a written charter adopted by the Board. For additional information regarding the Audit Committee’s duties and responsibilities, please refer to the Audit Committee Charter, which is available in the “For Shareholders—Corporate Governance” section of our website (www.ozcap.com). Copies of the Audit Committee Charter may also be obtained upon written request to us at 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.

The current members of the Audit Committee are Messrs. Leeds, Bufferd and Cobb. Mr. Leeds currently serves as Chair. The Board has determined that each of Mr. Leeds and Mr. Bufferd is an “Audit Committee Financial Expert” for purposes of the rules of the United States Securities and Exchange Commission (the “SEC”), as each possesses accounting and related financial management expertise. The Board also has determined in its business judgment that each member of the Audit Committee is financially literate, as required by the NYSE. All members of our Audit Committee are independent directors within the meaning of the Director Independence Standards included in the Company’s Corporate Governance Guidelines, the NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Corporate Governance Guidelines and Audit Committee Charter restrict Audit Committee members from simultaneously serving on the audit committees of more than two other public companies without a specific Board determination that such simultaneous service will not impair the ability of such member to serve on our Audit Committee. Currently, none of the members of the Audit Committee sit on the audit committees of more than two other public companies.

Nominating, Corporate Governance and Conflicts Committee

The primary responsibilities of the Nominating, Corporate Governance and Conflicts Committee are to: (i) identify individuals qualified to become members of our Board, in addition to those identified by the Class B Shareholder Committee; (ii) recommend to the Board director candidates for election at the Annual Meetings; (iii) develop and recommend to our Board a set of corporate governance guidelines; and (iv) oversee the evaluation of the Board and its committees. Among its specific duties and responsibilities, the Nominating, Corporate Governance and Conflicts Committee:

•

establishes processes and procedures for the selection and nomination of directors, subject to the rights of the Class B Shareholder Committee (for information on the Class B Shareholder Committee, please see “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Class B Shareholder Committee; Proxy and Approval Rights—Class B Shareholder Committee”);

•	periodically reviews the size and composition of the Board and its committees and recommends any appropriate changes to the Board;

•	recommends to the Board candidates for election or reelection to the Board at each annual Shareholders’ meeting, subject to the rights of the Class B Shareholder Committee;

•

develops and recommends to the Board a set of corporate governance guidelines, which it reviews at least annually to assess whether they are appropriate for the Company and comply with the requirements of the NYSE and other relevant requirements, and recommends changes as appropriate to these guidelines; and

•

establishes and oversees policies and procedures governing related person transactions, periodically reviews and updates as appropriate these policies and procedures and reviews and approves or ratifies any related person transactions, other than related person transactions that are pre-approved pursuant to our related person transaction policy.

The Nominating, Corporate Governance and Conflicts Committee operates under a written charter adopted by the Board. The Committee does not have a formal policy with respect to the consideration of diversity in identifying nominees for director. However, the Committee seeks to have a Board that reflects the appropriate balance of knowledge, experience, skills, expertise and diversity (including, but not limited to, diversity of occupational and personal backgrounds) and takes these criteria into account when nominating individuals to serve on the Board. The

Committee assesses its achievement of diversity through the review of Board composition as part of the Board’s annual self-assessment process. For additional information regarding the Committee’s duties and responsibilities, please refer to the Nominating, Corporate Governance and Conflicts Committee Charter, which is available in the “For Shareholders—Corporate Governance” section of our website (www.ozcap.com). Copies of the Nominating, Corporate Governance and Conflicts Committee Charter may also be obtained upon written request to us at 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.

The current members of the Nominating, Corporate Governance and Conflicts Committee are Messrs. Kenney, Cobb and Leeds. Mr. Kenney currently serves as Chair. All members of our Nominating, Corporate Governance and Conflicts Committee are independent directors within the meaning of the Director Independence Standards included in the Company’s Corporate Governance Guidelines and the NYSE listing standards.

Compensation Committee

The primary responsibilities of the Compensation Committee are to assist the Board in matters relating to the compensation of our executive officers, employees and directors. Among its specific duties, the Compensation Committee:

•

oversees and makes recommendations regarding our overall compensation structure, policies and practices, and assesses whether our compensation structure establishes appropriate incentives for our partners, management and employees;

•

oversees the Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan (the “Plan”) and any other equity-based incentive compensation plans and other compensation and employee benefit plans;

•	reviews and discusses with management our Compensation Discussion and Analysis and related disclosures included in our annual proxy statement;

•	monitors compliance by the independent directors with the Company’s Class A Share ownership requirements; and

•	reviews the compensation of directors for service on our Board and our committees and recommends changes in compensation to our Board.

The Compensation Committee operates under a written charter adopted by the Board. For additional information regarding the Committee’s duties and responsibilities, please refer to the Compensation Committee Charter, which is available in the “For Shareholders—Corporate Governance” section of our website (www.ozcap.com). Copies of the Charter may also be obtained upon written request to us at 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.

The current members of the Compensation Committee are Messrs. Bufferd, Cobb and Kenney. Mr. Bufferd currently serves as Chair. All members of our Compensation Committee are independent directors within the meaning of the Director Independence Standards included in the Company’s Corporate Governance Guidelines and the NYSE listing standards and are also “non-employee” directors as defined by Rule 16b-3(b)(3) under the Exchange Act and “outside” directors within the meaning of Section 162(m)(4)(c)(1) of the Internal Revenue Code of 1986.

Board Role in Risk Oversight

Management is responsible for the day-to-day assessment and management of risk and the development and implementation of related mitigation procedures and processes. In exercising this responsibility, management regularly conducts risk assessments of our business and operations, including our funds’ portfolios. Management’s risk management processes cover the full scope of our operations, are global in nature and designed to identify and assess risks as well as determine appropriate ways to mitigate and manage risks. We have developed an Enterprise Risk

Management (“ERM”) program to assist in our identification, assessment and management of Company-wide risks. The Company’s Head of Internal Audit regularly reports on the ERM program. Further, our Risk Committee, which is comprised of members of senior management, oversees portfolio risk management processes.

Our Board is responsible for overseeing the effectiveness of management’s overall risk management programs and processes and focuses on our overall risk management strategies. In addition, our Board has delegated to its committees specific risk oversight responsibilities as summarized below. The chairs of the committees report regularly to the Board on the areas of risk they are responsible for overseeing. Further, under our Corporate Governance Guidelines, each of our directors has full and free access to members of the Company’s management and, in accordance with our organizational documents and agreements, may consult with the Company’s management committees. The Board and its committees oversee risks associated with their respective principal areas of focus, summarized as follows:

•

The Board as a whole has primary responsibility for overseeing strategic, financial and execution risks associated with the Company’s operations and operating environment, including: (i) significant changes in economic and market conditions worldwide that may pose significant risk to our overall business; (ii) major legal, regulatory and compliance matters that may present material risk to the Company’s operations, plans, prospects or competitive position; (iii) strategic and competitive developments; and (iv) senior management succession planning. The Board reviews information concerning these and other relevant matters that is regularly provided by management, including our Risk Committee, our Head of Internal Audit, our Chief Legal and Compliance Officer, as well as each of the committees of the Board.

•

The Audit Committee has primary responsibility for addressing risks relating to financial matters, particularly financial reporting, accounting practices and policies, disclosure controls and procedures, internal control over financial reporting and significant tax, legal and regulatory compliance matters. The Audit Committee discusses the development and maintenance of the Company’s ERM program and has been delegated primary responsibility for overseeing certain specific risks identified therein. The Company’s Head of Internal Audit also reports independently to the Audit Committee.

•	The Nominating, Corporate Governance and Conflicts Committee oversees risks associated with the independence of the Board and potential conflicts of interest.

•

The Compensation Committee has primary responsibility for risks and exposures associated with the Company’s compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally, including whether it provides appropriate incentives and alignment of interests between our executives and the holders of our Class A Shares.

Director Attendance at the Annual Meeting and Board and Committee Meetings

Pursuant to our Corporate Governance Guidelines, all of our directors are expected to prepare for, attend and actively participate in all Board meetings and all meetings of any committee of the Board of which they are a member. Also pursuant to our Corporate Governance Guidelines, our directors are encouraged to attend the Company’s Annual Meetings. All of our directors attended the 2009 Annual Meeting in person. During the year ended December 31, 2009, the Board held ten meetings, the Audit Committee held eight meetings, the Compensation Committee held five meetings and the Nominating, Corporate Governance and Conflicts Committee held three meetings. During 2009, each incumbent member of the Board attended 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees on which he served during the period for which he was a director or committee member.

Selection of Director Nominees

Under the terms of the Class B Shareholders Agreement, the Class B Shareholder Committee is entitled to designate five nominees (out of seven total, unless the Class B Shareholder Committee approves an increase in the size of our Board) for election to our Board for so long as our partners and their permitted transferees collectively beneficially own Shares representing more than 50% of the total combined voting power of all our outstanding Shares. Currently, the sole member of the Class B Shareholder Committee is Mr. Och. The Class B Shareholder Committee will be entitled to designate between one and three nominees for election to our Board, depending upon whether our partners and their permitted transferees own Shares representing at least 10% and less than or equal to 50% of the total combined voting power of all our outstanding Shares. See “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Class B Shareholders Agreement.”

With respect to other positions on the Board, the Nominating, Corporate Governance and Conflicts Committee makes a recommendation to the full Board as to any persons it believes should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee. The Nominating, Corporate Governance and Conflicts Committee will consider candidates for Board membership suggested by the Class B Shareholder Committee, other members of the Board, management and holders of our Class A Shares. From time to time, management and the Nominating, Corporate Governance and Conflicts Committee may retain the services of one or more third-party search firms to assist in identifying and evaluating potential candidates for Board membership. The Nominating, Corporate Governance and Conflicts Committee does not have a formal policy for consideration of director candidates recommended by our Shareholders, as our Corporate Governance Guidelines provide that such candidates will be evaluated using the same criteria as candidates recommended by members of our Board or management. Shareholders may recommend any person for consideration as a director nominee by writing to the Nominating, Corporate Governance and Conflicts Committee at Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary. Recommendations must include the name and address of the Shareholder making the recommendation, a representation that the Shareholder is a holder of our Shares, the full name of and biographical information about the individual recommended, including the individual’s business experience for at least the five previous years and qualifications as a director, and any other information the Shareholder believes would be helpful to the Nominating, Corporate Governance and Conflicts Committee in evaluating the individual recommended.

Once a director candidate is identified, the Nominating, Corporate Governance and Conflicts Committee evaluates the candidate by considering any and all criteria that it deems to be relevant. Although there are no specific minimum qualifications, the criteria evaluated by the Nominating, Corporate Governance and Conflicts Committee may include, among others, business experience and skills, independence, judgment, integrity, diversity, the ability to commit sufficient time and attention to Board activities, and the absence of actual and/or potential conflicts of interest. The Nominating, Corporate Governance and Conflicts Committee considers these criteria in the context of the perceived needs of the Board as a whole at any given time.

In evaluating whether to nominate an incumbent director whose term of office is about to expire, and subject to the rights of the Class B Shareholder Committee, the Nominating, Corporate Governance and Conflicts Committee also reviews the director’s overall service to the Company during his term, including the number of meetings attended, participation in and contribution to the deliberation of the Board and its committees, independence matters, and the benefits of continuity among Board members. In the event such incumbent director is a member of the Committee, such director recuses himself from that portion of the meeting. Based on this process, the Nominating, Corporate Governance and Conflicts Committee recommended that the Board of Directors nominate each of Messrs. Och and Kenney for election as a Class III director at the 2010 Annual Meeting.

Communications with the Board

Any Shareholder or other interested party who wishes to communicate directly with the Board as a group or any individual member of the Board should write to: The Board of Directors, c/o Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary. Any Shareholder or other interested party who wishes to communicate directly with the independent directors as a group or any individual independent member of our Board should write to: Independent Directors, c/o Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.

Relevant communications will be distributed to any or all directors as appropriate depending on the facts and circumstances outlined in the individual communication. In accordance with instructions from the Board, the Secretary to the Board reviews all correspondence, organizes the communications for review by the Board and distributes such communications to the full Board, the independent directors or individual members, as appropriate. In addition, at the request of the Board, communications that do not directly relate to our Board’s duties and responsibilities as directors will be excluded from distribution. Such excluded items include, among others, “spam,” advertisements, mass mailings, form letters, and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; and surveys. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission. Any excluded communication will be made available to any director upon his request.

Code of Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) applicable to all of our employees, officers and partners, including our Chief Executive Officer and our Chief Financial Officer, and to all members of the Board. The Board’s Code of Ethics works in conjunction with the other compliance policies and procedures implemented by the Company. The Code of Ethics requires avoidance of conflicts of interest, compliance with all applicable laws and other legal requirements, conduct of business in an honest and ethical manner, integrity and actions in our best interest. Everyone subject to the Code of Ethics is required to report any suspected violation of the Code of Ethics or of any law, rule or regulation or internal corporate policy or any other unethical behavior. A copy of the Code of Ethics is available on our website (www.ozcap.com) and may also be obtained upon written request to: Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.

The Sarbanes-Oxley Act of 2002 requires companies to have procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place and our Audit Committee is responsible for overseeing them.

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

General

Our Board currently consists of seven members. Our Board may consist of such other number of directors as may from time to time be determined by a majority of our Board to be appropriate in accordance with the terms of our Operating Agreement and the Class B Shareholders Agreement. Pursuant to the Operating Agreement, our Board is divided into three classes of approximately equal size. Each class of directors is elected for a three-year term, and the election of the classes is staggered such that only one class of directors is elected each year.

Directors Standing for Election

Two of our directors are standing for election: Daniel S. Och and Jerome P. Kenney. Each of these nominees currently serves on the Board as a Class III director, and each has consented to serve for an additional three-year term ending at the 2013 Annual Meeting and when his successor is duly elected or appointed and qualified.

We do not know of any reason why any of the nominees would be unable to serve as a Class III director. However, if any of the nominees should become unavailable to serve, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the persons named as proxies will vote “FOR” that substitute nominee.

The Board of Directors unanimously recommends that Shareholders vote

“FOR” the election of Messrs. Och and Kenney as Class III directors.

Director Nominees

The following table sets forth biographical information as of March 31, 2010 with respect to each nominee for director:

Name	Director Class	Expiration of Term	Age	Position
Daniel S. Och	III	2010	49	Chief Executive Officer, Chairman of the Board of Directors and Executive Managing Director

Jerome P. Kenney	III	2010	68	Independent Director

Following are the biographies for our director nominees, including information concerning the particular experience, qualifications, attributes or skills that led the Nominating, Corporate Governance and Conflicts Committee and the Board to conclude that the director should continue to serve on the Board:

Daniel S. Och, 49, joined our Board in November 2007 in connection with our initial public offering. Mr. Och is our founder, Chief Executive Officer, Chairman of our Board and an Executive Managing Director. He is also an executive managing director of each Och-Ziff Operating Group entity. Prior to founding Och-Ziff in 1994, Mr. Och spent 11 years at Goldman, Sachs & Co., where he was a Vice President. Mr. Och began his career at Goldman, Sachs & Co. in the Risk Arbitrage Department and was later Head of Proprietary Trading in the Equities Division and Co-Head of U.S. Equities Trading. Mr. Och has a B.S. in Finance from the Wharton School of the University of Pennsylvania.

Mr. Och’s background as the founder of Och-Ziff in 1994 and his day-to-day leadership of Och-Ziff since then as Chief Executive Officer and Executive Managing Director enables him to bring to the Board valuable insights and perspectives about Och-Ziff, the hedge fund industry and the global markets and economies, including a thorough understanding of the Company’s business, operations and prospects.

Jerome P. Kenney, 68, joined the Board in November 2007. Mr. Kenney currently serves as senior advisor to BlackRock, a leading asset management firm. Mr. Kenney was Vice-Chairman and member of the Executive Client Coverage Group of Merrill Lynch & Co., Inc., currently the investment banking and wealth management division of Bank of America Corporation, positions he held from February 2002 to August 2008. From 1990 to 2002, Mr. Kenney served as the head of Corporate Strategy, Business Development and Research, and oversaw Corporate Credit, Marketing and Government Relations at Merrill Lynch. From 1985 to 1991, he served as President and Chief Executive Officer of the Merrill Lynch Global Markets and Investment Banking Group and as a member of the Board of Directors of Merrill Lynch. Mr. Kenney was previously a member of the Board of Directors of Invesco Ltd., where he served on its Audit, Compensation and Nominating and Corporate Governance Committees and also of Freddie Mac (formerly known as Federal Home Loan Mortgage Corporation), where he served on its Audit, Compensation and Human Resources Committees. Mr. Kenney holds a B.A. in Economics from Yale University and an M.B.A. in Finance from Northwestern University’s Kellogg School of Management.

Mr. Kenney has extensive experience in the global financial services and asset management businesses due in large part to his service as a senior executive officer of Merrill Lynch. For more than 30 years, Mr. Kenney had responsibility in several areas, including Merrill Lynch’s firmwide corporate strategy, international and domestic business development, M&A and government relations as well as its equity, fixed income, derivative, currency and commodities trading businesses. Mr. Kenney also served for several years as the head of Merrill Lynch’s Risk Management Committee. Mr. Kenney’s prior service on the boards and independent board committees of other public companies in the financial industry provides him with valuable experience in corporate governance, compensation and audit and financial reporting matters.

Directors Continuing in Office

The following table sets forth information as of March 31, 2010 with respect to each director continuing in office beyond the Annual Meeting:

Name	Director Class	Expiration of Term	Age	Position
Allan S. Bufferd	I	2011	72	Independent Director

William C. Cobb	II	2012	53	Independent Director

Jeffrey R. Leeds	II	2012	64	Independent Director

Joel Frank	I	2011	54	Chief Financial Officer, Senior Chief Operating Officer, Executive Managing Director and Director

David Windreich	II	2012	52	Head of U.S. Investing, Executive Managing Director and Director

Following are the biographies for our directors noted above, including information concerning the particular experience, qualifications, attributes or skills that led the Nominating, Corporate Governance and Conflicts Committee and the Board to conclude that the nominee or director should serve on the Board:

Allan S. Bufferd, 72, joined our Board in November 2007. Mr. Bufferd has been Treasurer Emeritus of the Massachusetts Institute of Technology (“MIT”) since his retirement in May 2006 as MIT’s Treasurer and Chief Investment Officer. Prior to his retirement, Mr. Bufferd served as the first president of the MIT Investment Management Company, which provides stewardship of MIT’s financial resources, since July 2004. Mr. Bufferd holds S.B., S.M. and Sc.D. degrees in Materials Engineering from MIT and a J.D. from Suffolk University. Mr. Bufferd is a director and a member of the Audit, Nominating and Remuneration Committees of City of London Investment Management Group. Until December 2009, he served as a director of RAM Holdings Ltd., where he was a member of the Nominating and Corporate Governance Committee and Risk Management Committee. Mr. Bufferd also serves on the advisory boards of various private investment funds and as a director or trustee of various non-profit organizations.

During his 30-year career at MIT, Mr. Bufferd supervised the formulation and implementation of investment policy for $12 billion of endowment and retirement fund assets of MIT. This experience provides him with a thorough understanding of institutional asset management and the hedge fund industry. Mr. Bufferd is a current or former member of a large number of corporate, foundation and investment advisory boards, and he possesses strong leadership and communication skills, well suited to his position as Lead Independent Director. Furthermore, his service on the audit, compensation and governance committees of other public companies gives him a strong background in corporate governance.

William C. Cobb, 53, has been a member of our Board since September 2008. Mr. Cobb retired from eBay, Inc., the company that manages the online auction and shopping website eBay, in early 2008 after eight years with that company. He most recently served as President of eBay Marketplaces of North America for four years and before then held several senior management positions at eBay, including Senior Vice President and General Manager of eBay International and Senior Vice President of Global Marketing. Prior to his tenure at eBay, Mr. Cobb held several senior marketing positions during 13 years at PepsiCo, Inc., and Tricon Global Restaurants, Inc. (spun-off from PepsiCo, Inc. in 1997 and now known as YUM! Brands, Inc.), including Chief Marketing Officer for Pizza Hut, International Chief Marketing Officer of Tricon, and Vice President of Pepsi Brands. Mr. Cobb currently serves as a director of Orbitz Worldwide, Inc., where he is the Chairman of the Nominating and Governance Committee and a member of the Audit and Compensation Committees. Mr. Cobb is also a director of Pacific Sunwear of California Inc., where he is a member of the Compensation and Nominating/Governance Committees. Mr. Cobb holds a B.S. in Economics from the Wharton School of the University of Pennsylvania and a M.B.A. from the Kellogg School of Management at Northwestern University.

Through his career as an executive driving the growth of leading, global consumer products and e-commerce companies, Mr. Cobb has gained valuable business, leadership and management experience that enables him to provide us with important perspectives on our business and operations. Mr. Cobb also has a strong financial background, including an understanding of financial statements, corporate finance and the capital markets, and serves on the audit, compensation and corporate governance committees of other public companies.

Jeffrey R. Leeds, 64, joined our Board in February 2008. Mr. Leeds previously served as Executive Vice President and Chief Financial Officer of GreenPoint Financial Corporation, a bank holding company, from 1999 until October 2004. Mr. Leeds joined GreenPoint Financial Corporation in 1995 as senior vice president and treasurer. Prior to holding those positions, Mr. Leeds was with Chemical Banking Corporation, from 1981 to 1995, where he assumed a number of responsibilities, including as a managing director in charge of asset and liability management. Before then, Mr. Leeds was with the Chicago Board of Options Exchange and with First National Bank of Chicago. Mr. Leeds currently serves as a director of United Western Bancorp and of Brookdale Senior Living Inc., where he is a member and Chairman, respectively, of such companies’ audit committees, and a member of each of their nominating and corporate governance and compensation committees. He holds a B.A. in Economics from the University of Michigan and both a Masters in Philosophy and an M.B.A. from Columbia University.

Mr. Leeds was appointed to our Board and as Chairman of our Audit Committee in February 2008, at which time the Board removed Mr. Och from the Audit Committee as part of our transition to a fully independent Audit Committee under the rules of the NYSE. Mr. Leeds, through his prior service as Chief Financial Officer of GreenPoint Financial Corporation, a NYSE-listed financial institution, and service on the audit committees of two other public companies, possesses significant experience and expertise in financial reporting and internal control over financial reporting, and has knowledge of and experience in applying federal rules and regulations relevant to those areas.

Joel Frank, 54, joined our Board in November 2007. Mr. Frank is also our Chief Financial Officer, Senior Chief Operating Officer and an Executive Managing Director. Additionally, Mr. Frank is the Chief Financial Officer and an executive managing director of each Och-Ziff Operating Group entity. Prior to joining Och-Ziff at its inception in 1994, Mr. Frank spent six years at Rho Management Company, Inc. as its Chief Financial Officer. Mr. Frank was previously with Manufacturers Hanover Investment Corporation from 1983 to 1988 as Vice President and Chief Financial Officer, and was with Manufacturers Hanover Trust from 1977 to 1983. Mr. Frank holds a B.B.A. in Accounting from Hofstra University and an M.B.A. in Finance from Fordham University. Mr. Frank is a C.P.A. certified in the State of New York.

Mr. Frank joined Och-Ziff at its inception in 1994 and, together with Messrs. Och and Windreich, helped to manage the Company’s significant growth and evolution as a public company. Together with his deep and detailed knowledge of Och-Ziff, Mr. Frank brings extensive business, financial, operating and regulatory experience to the Board. His service on the Board and as Chief Financial Officer creates a critical link between management and the Board, particularly regarding financial, risk management, accounting and internal control matters, enabling the Board to more effectively perform its oversight function.

David Windreich, 52, joined our Board in November 2007. Mr. Windreich is the Head of U.S. Investing for Och-Ziff, an Executive Managing Director and is also an executive managing director of each Och-Ziff Operating Group entity. Prior to joining Och-Ziff at its inception in 1994, Mr. Windreich was a Vice President in the Equity Derivatives Department at Goldman, Sachs & Co. Mr. Windreich became a Vice President at Goldman, Sachs & Co. in 1988 and began his career there in 1983. Mr. Windreich holds both a B.A. in Economics and an M.B.A. in Finance from the University of California, Los Angeles.

Mr. Windreich also joined Och-Ziff at its inception in 1994. His experience and investment expertise has enabled him, together with Messrs. Och and Frank, to develop and expand the Company’s investment strategies and teams within the United States, Europe and Asia. He possesses extensive knowledge about the Company and its significant risk management processes, particularly those around the investment activities of the Och-Ziff funds. His service on the Board and as Head of U.S. Investing creates another critical link between management and the Board, providing the Board with the benefit of his perspectives on Och-Ziff’s business and thereby enabling the Board to more effectively perform its oversight function.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

General

Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2010. In connection with this appointment, Ernst & Young LLP will examine and report to Shareholders on the consolidated financial statements of the Company and its subsidiaries for 2010. Ernst & Young LLP is an independent registered public accounting firm, and has served as our independent registered public accounting firm since our formation in 2007. Ernst & Young LLP also currently serves, and in prior years has served, as the independent auditors for the Och-Ziff funds.

Although not required, the Board has put this proposal before the Shareholders because it believes that seeking Shareholder ratification of the Audit Committee’s appointment of our independent registered public accounting firm is good corporate practice. This vote is only advisory, however, because the Audit Committee has the sole authority to retain and dismiss our independent registered public accounting firm. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will evaluate the basis for the Shareholders’ vote when determining whether to continue the firm’s engagement. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its Shareholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions from Shareholders. They also will have the opportunity to make a statement if they desire to do so.

The Board of Directors unanimously recommends that Shareholders vote

“FOR” the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.

Principal Accountant Fees and Services

The following table summarizes the aggregate fees for professional services provided to Och-Ziff by Ernst & Young LLP for the years ended December 31, 2009 and December 31, 2008:

Fee Category	2009	2008
Audit Fees(1)	$2,823,500	$3,270,000
Audit-Related Fees(2)	$79,000	$79,000
Tax Fees(3)	$3,324,600	$4,417,500
Total Fees	$6,227,100	$7,766,500

(1)	Audit Fees. Consist of fees for professional services provided in connection with the annual audit of our consolidated and combined financial statements, the annual audit of internal control over financial reporting and the services that an independent registered public accounting firm would customarily provide in connection with subsidiary audits, other regulatory filings, and similar engagements, such as attest services, consents and reviews of documents filed with or submitted to the SEC.

(2)	Audit-Related Fees. Consist of fees for services rendered in connection with the audits of our employee benefit plans and agreed-upon procedures related to our term loan.

(3)	Tax Fees. Consist of the aggregate fees billed for tax compliance, which generally involves assistance in preparing, reviewing or filing various tax related filings in the U.S. and in foreign jurisdictions, tax advice and tax planning.

Ernst & Young LLP also provides audit and tax compliance services to the Och-Ziff funds. During 2009, fees for these services were approximately $4.2 million for audit fees and $3.4 million for tax consulting and compliance services. During 2008, fees for these services were approximately $4.5 million for audit fees and $2.2 million for tax consulting and compliance services. The fees for these services are provided to and paid by the Och-Ziff funds and therefore are not included in the above table.

The Audit Committee determined that the non-audit services provided by Ernst & Young LLP during the fiscal year ended December 31, 2009 were compatible with maintaining the independence of Ernst & Young LLP.

Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has adopted a policy implementing the SEC’s rules requiring it to pre-approve all audit services, audit-related and all permissible non-audit services performed by our independent registered public accounting firm. These pre-approval requirements are intended to comply with rules of the SEC and Public Company Accounting Oversight Board, which are applicable to all public companies, and to help assure that the provision of services does not impair our independent registered public accounting firm’s independence from Och-Ziff. The policy specifically sets forth services that are pre-approved as well as services that are prohibited. Any request to provide a service that has been pre-approved by the Audit Committee is submitted to the Chief Executive Officer or the Chief Financial Officer for authorization. If there is any question as to whether a service has been pre-approved, the Audit Committee or the Chair of the Audit Committee is consulted for a determination. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

For services not specifically pre-approved pursuant to the policy, a written request will be submitted in advance to the Audit Committee by management along with documentation describing the scope of the proposed service, the fee structure for the service and any other relevant information. Prior to approving any service, the Audit Committee must discuss with the independent registered public accounting firm the potential effects of the proposed services on the independent registered public accounting firm’s independence and seek management’s views on whether the requested services are consistent with the policy as well as applicable law.

Our Audit Committee has delegated to Mr. Leeds, Chairman of our Audit Committee, the authority to approve any audit, audit-related or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Audit Committee Report

The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining our system of internal control over financial reporting. Our independent registered public accounting firm was engaged to audit and express opinions on the conformity of our financial statements to generally accepted accounting principles in the United States, or U.S. GAAP, and the effectiveness of our internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements prepared for inclusion in our Annual Report on Form 10-K for the year ended December 31, 2009 and our internal control over financial reporting with management and Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee also has reviewed and discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. As part of that review, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP regarding communications with the audit committee concerning independence that are required by applicable rules of the Public Company Accounting Oversight Board and has discussed with Ernst & Young LLP its independence from management and the Company.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

Submitted by the members of the Audit Committee:

Jeffrey R. Leeds, Chair

Allan S. Bufferd

William C. Cobb

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our Class A Shares, Class B Shares and the Och-Ziff Operating Group A Units, which at any time and from time to time (subject to vesting, minimum retained ownership requirements and transfer restrictions) are exchangeable for our Class A Shares on a one-for-one basis (or, at our option, a cash equivalent). The information is presented as of March 31, 2010 with respect to (i) each person known to us to beneficially own more than 5% of either class of our outstanding Shares, (ii) each of our directors, including nominees for director, (iii) each of the Named Executive Officers (as set forth below), and (iv) all directors, including our director nominees, and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each person named in the table below has sole voting and investment power with respect to all of the equity shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws (or other beneficial ownership shared with a spouse). Unless otherwise indicated, the address of each person named in the table is c/o Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019.

	Och-Ziff Operating Group			Och-Ziff Capital Management Group LLC
	Och-Ziff Operating Group A Units(1)			Class A Shares(1)				Class B Shares(1)(2)			Total Voting Power(3)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class	Amount and Nature of Beneficial Ownership		Percent of Class		Amount and Nature of Beneficial Ownership		Percent of Class
Named Executive Officers
Daniel S. Och	153,854,092	(4)	49.8%	1,406,600	(5)	1.7	%(5)	277,926,171	(6)	100%(6)	77.4	%(7)
David Windreich(8)	35,596,021		11.5%	—		—		—		—	—
Joel Frank(9)	6,817,128		2.2%	—		—		—		—	—
Michael Cohen(10)	21,296,792		6.9%	—		—		—		—	—
Jeffrey Blockinger	—		—	6,646		*		—		—	—

Principal Shareholders
DIC Sahir Limited	—		—	38,138,571	(11)	46.1%		—		—	10.6%
Morgan Stanley	—		—	4,467,966	(12)	5.4%		—		—	1.2%

Directors and Nominees for Director
Allan S. Bufferd	—		—	12,260		*		—		—	*
William C. Cobb	—		—	12,506		*		—		—	*
Jerome P. Kenney	—		—	32,260		*		—		—	*
Jeffrey R. Leeds	—		—	12,083		*		—		—	*
All Directors and Executive Officers as a Group (11 persons)	240,203,129		77.7%	1,482,355	(5)	1.8	%(5)	277,926,171		100%	77.5%

* Less than 1%

(1)

Our partners and the Ziffs are parties to an exchange agreement with Och-Ziff, our intermediate holding companies and each of the Och-Ziff Operating Group entities (the “Exchange Agreement”), under which each of our partners and the Ziffs is entitled to exchange its Och-Ziff Operating Group A Units for Class A Shares on a one-for-one basis, subject to exchange rate adjustments for splits, unit distributions and reclassifications and subject to vesting, minimum retained ownership requirements and transfer restrictions. Each of our partners owning Class B Shares holds a number of Class B Shares equal to the number of Och-Ziff Operating Group A Units held by such partner. See Note (2) below. Upon any such exchange of Och-Ziff Operating Group A Units for Class A Shares, a partner’s corresponding Class B Shares will be automatically cancelled and, as a result, there will be no effect on the voting power of the exchanging partner or number of voting Shares outstanding, other than with respect to exchanges by the Ziffs (the Ziffs do not hold any Class B Shares and assuming the exchange by the Ziffs of all of their Och-Ziff Operating Group A Units, 31,109,953 Class A Shares would be issued to the Ziffs). Exchanges of vested Och-Ziff Operating Group A Units for our Class A

Shares generally may be made as and when approved by the Chairman, currently Mr. Och, of an exchange committee comprised of the members of the Partner Management Committee (which Partner Management Committee is provided for by the limited partnership agreements for each of the Och Ziff Operating Group entities). For additional detail with respect to the rights of our partners and the Ziffs to exchange their Och-Ziff Operating Group A Units, please see “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Exchange Agreement.”

(2)	The Class B Shares entitle the holders to one vote per share, but have no economic rights. Each of our partners owning Class B Shares holds a number of Class B Shares equal to the number of Och-Ziff Operating Group A Units held by such partner. All of our Class B Shares are held by our partners, and each of our partners owning Class B Shares granted to the Class B Shareholder Committee, the sole member of which is currently Mr. Och, an irrevocable proxy to vote all of their Class B Shares as such Committee shall determine. This proxy will terminate upon the later of (i) Mr. Och’s withdrawal, death or disability or (ii) such time as our partners hold less than 40% of the total combined voting power of our Company. See “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Class B Shareholders Agreement—Class B Shareholder Committee; Proxy and Approval Rights.”

(3)	Based on 360,722,233 Shares (82,796,062 Class A Shares and 277,926,171 Class B Shares) issued and outstanding as of March 31, 2010.

(4)	This amount includes beneficial ownership interests held by Mr. Och and five Grantor Retained Annuity Trusts (the “Trusts”) that are for the benefit of Mr. Och and members of the Och family. These Trusts hold approximately 60% of Mr. Och’s aggregate beneficial ownership of OZ Management and OZ Advisors II and approximately 50% of his aggregate beneficial ownership of OZ Advisors I. Mr. Och and these Trusts collectively beneficially own proportionate interests in each of the Och-Ziff Operating Group entities, but such interests are held disproportionately by Mr. Och and each of the individual Trusts. Interests in the Och-Ziff Operating group entities may only be exchanged for Class A Shares if and when they are combined to form Och-Ziff Operating Group A Units. The amounts in the table above reflect the collective beneficial ownership of Och-Ziff Operating Group A Units held by Mr. Och and the Trusts and, accordingly, assume that the disproportionate interests held by Mr. Och and each of the individual Trusts are combined to form Och-Ziff Operating Group A Units.

(5)	Pursuant to the terms of a Securities Purchase and Investment Agreement by and among the Company, DIC Sahir and DIC, dated as of October 29, 2007 (the “Securities Purchase Agreement”), Mr. Och may be deemed to possess dispositive power with respect to the 38,138,571 Class A Shares held by DIC Sahir due to certain drag-along rights in the Securities Purchase Agreement. Mr. Och disclaims beneficial ownership of such Class A Shares held by DIC Sahir and therefore such shares are not reflected as beneficially owned by him in the table above.

(6)	Mr. Och has direct beneficial ownership of 153,854,092 Class B Shares and, as the sole member of the Class B Shareholder Committee, has beneficial ownership of the 124,072,079 Class B Shares held by the other partners that are subject to the irrevocable voting proxy described in Note (2) above.

(7)	The total voting power percentage shown for Mr. Och reflects all Class B Shares subject to the irrevocable voting proxy described in Note (2) above and in “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Class B Shareholders Agreement—Class B Shareholder Committee; Proxy and Approval Rights.” The total voting power percentage shown does not include any of the Class A Shares held by DIC Sahir with respect to which Mr. Och disclaims beneficial ownership as described in Note (5) above.

(8)	Mr. Windreich’s beneficial ownership includes 16,917,419 Och-Ziff Operating Group A Units that are held by certain trusts that are for the benefit of Mr. Windreich and/or members of the Windreich family. Mr. Windreich also holds 35,596,021 Class B Shares, with respect to which he has granted an irrevocable voting proxy to the Class B Shareholder Committee as described in Note (2) above.

(9)

Mr. Frank’s beneficial ownership includes 1,571,768 Och-Ziff Operating Group A Units that are held by trusts that are for the benefit of Mr. Frank and/or members of the Frank family. Mr. Frank holds 6,817,128 Class B

Shares, with respect to which he has granted an irrevocable voting proxy to the Class B Shareholder Committee as described in Note (2) above.

(10)	Mr. Cohen’s beneficial ownership includes 8,962,931 Och-Ziff Operating Group A Units beneficially owned by trusts that are for the benefit of Mr. Cohen and/or members of the Cohen family. Mr. Cohen also holds 21,296,792 Class B Shares, with respect to which he has granted an irrevocable voting proxy to the Class B Shareholder Committee as described in Note (2) above.

(11)	Based solely on information received from the beneficial owners on March 28, 2010. DIC Sahir, DIC Hungary Korlátolt Felelosségu Társaság (“DIC Hungary”), DIC, Dubai Holding Investment Group LLC (“DHIG”), Dubai Holding LLC (“Dubai Holding”), Ahmad Abdulla Juma BinByat and Mohammad Abdullah Ali Al Gergawi have shared dispositive power over these shares. DIC Hungary is a wholly-owned subsidiary of DIC Sahir, which is a wholly-owned subsidiary of DIC. DIC is a wholly-owned subsidiary of DHIG, which is a wholly-owned subsidiary of Dubai Holding, which is majority-owned by certain members of the Ruling Family of Dubai in their private capacity. The address for DIC Sahir, DIC Hungary, DIC and Mr. BinByat is c/o Dubai International Capital LLC, The Gate, East Wing 13th Floor, DIFC, Sheikh Zayed Road, Dubai, United Arab Emirates. The address for DHIG, Dubai Holding and Mr. Gergawi is c/o Dubai Holding LLC, Emirates Towers, Offices, Level 49, P.O. Box 73311, Dubai, United Arab Emirates.

(12)	Information based solely on a Schedule 13G/A filed by Morgan Stanley and Morgan Stanley Capital Services Inc. with the SEC on February 12, 2010, reporting, respectively, aggregate beneficial ownership of 4,467,966 and 4,317,792 Class A Shares as of December 31, 2009. The address for Morgan Stanley and Morgan Stanley Capital Services Inc. is 1585 Broadway, New York, New York 10036.

Beneficial ownership has been determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who possesses, either alone or shared with others, the power to vote or dispose of such securities. The rules also treat as beneficially owned all securities that would be receivable upon the conversion or vesting of derivative securities within 60 days as of the determination date. None of our executive officers or directors has received any equity grants that will vest in the 60 days after March 31, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who beneficially own more than 10% of our Class A Shares, to file with the SEC reports of ownership and changes in ownership of Class A Shares. To the Company’s knowledge, and based on a review of the copies of such reports filed with the SEC or provided to us, together with written representations from our officers and directors that no other reports were required to be filed during 2009, we believe that during the year ending December 31, 2009 our executive officers, directors and greater than 10% Shareholders filed on a timely basis all reports due under Section 16(a), with the following exception: 30 Class A shares were inadvertently omitted from a Form 4 filed on February 20, 2009 for Jeffery R. Leeds. This omission was corrected in a Form 4 filed on January 5, 2010.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Highlights of 2009 Compensation

The compensation paid to our partners, including each of the individuals listed in the “Summary Compensation Table” below (each, a “Named Executive Officer”), in 2009 was consistent with our long-term compensation philosophy of aligning the interests of our partners with those of the investors in the Och-Ziff funds and our Class A Shareholders by providing them with income payments based primarily on their interests in our business. In 2009:

•

Our Chief Executive Officer, Mr. Och, and Chief Financial Officer, Mr. Frank, did not receive any salary, bonus, cash compensation or other discretionary compensation except for perquisites having a value of $53,668 for Mr. Och and $53,029 for Mr. Frank.

•

None of our three other Named Executive Officers received any salary, bonus, or other discretionary compensation, except for limited perquisites that we have customarily paid to all of our partners, including our Named Executive Officers, and payments received by Mr. Blockinger who received a fixed annual salary prior to his September 2009 admission as a partner of the Och-Ziff Operating Group entities.

•

With the exception of Mr. Blockinger, we did not grant any equity awards to any of our Named Executive Officers in 2009. During 2009, however, certain partners departed the firm and their unvested Och-Ziff Operating Group A Units were reallocated on a pro-rata basis to our other partners consistent with the terms of the limited partnership agreements of each of the Och-Ziff Operating Group entities (the “Operating Group Limited Partnership Agreements”) and other relevant agreements entered into in connection with our November 2007 initial public offering.

•

We did not make any distributions on the Class C non-equity interests in the Och-Ziff Operating Group (“Class C Non-Equity Interests”) held by our partners. Mr. Blockinger does not hold Class C Non-Equity Interests.

Background

Each of our Named Executive Officers is a partner of the Och-Ziff Operating Group entities. The compensation of all our partners, with limited exception to date, is substantially through their interests in the Och-Ziff Operating Group entities. For that reason, the discussion below addresses our compensation philosophy for our partners, not just our CEO and other executive officers.

Since our inception in 1994, our fundamental objective in setting income payments to our partners was to align their interests with those of the investors in our funds by entering into agreements with them providing for the payment of discretionary distributions in respect of their interests in the Och-Ziff Operating Group, and offering our partners the opportunity to invest in our funds through the use of their own capital. When we became a public company in November 2007, we continued implementing this objective and also sought to significantly align the interests of our partners with those of our Class A Shareholders by reclassifying each partner’s interests in the Och-Ziff Operating Group as Och-Ziff Operating Group A Units, which represent common equity interests in the Och-Ziff Operating Group entities. The Och-Ziff Operating Group A Units are exchangeable for our Class A Shares on a one-for-one basis (subject to certain exchange rate adjustments for splits, unit distributions and reclassifications) and their holders receive distributions only when corresponding distributions are made to our Class A Shareholders. The Och-Ziff Operating Group A Units generally are subject to ratable annual vesting through 2012 and are subject to minimum retained ownership requirements and transfer restrictions. In addition, as part of the reclassification, all of our partners received a Class C Non-Equity Interest, through which the Compensation Committee together with the Chairman of the Partnership Management Committee may determine to make discretionary income allocations. These interests were issued to provide us with flexibility in compensating our partners and to help ensure our ability to attract and retain top executive talent. Since our initial public offering, we have not issued any additional Class C Non-Equity Interests and have not made any distributions on the Class C Non-Equity Interests. We currently do not intend to issue additional or make distributions on any Class C Non-Equity Interests.

The terms of the Och-Ziff Operating Group A Units, Class C Non-Equity Interests and other interests in the Och-Ziff Operating Group entities that are and may be held by our partners are set forth in the Operating Group Limited Partnership Agreements. These Agreements are the organizational documents of the entities within the Och-Ziff Operating Group and contain other important provisions regarding the structure and management of the Och-Ziff Operating Group, including the terms for the admission of new partners and the withdrawal of existing partners, as described in “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Limited Partnership Agreements of the Och-Ziff Operating Group Entities.”

Since our initial public offering, new partners have been admitted to the Och-Ziff Operating Group and, in connection with their admission, were issued Och-Ziff Operating Group D Units, which represent non-equity profit interests in the Och-Ziff Operating Group entities. The Och-Ziff Operating Group D Units are non-equity profit interests that receive cash distributions equal in amount to, and at the same time as, distributions paid on Och-Ziff Operating Group A Units, which correspond to dividends paid to holders of our Class A Shares. Each Och-Ziff Operating Group D Unit automatically converts into an Och-Ziff Operating Group A Unit if and when the general partners of the Och-Ziff Operating Group entities determine there has been sufficient “appreciation,” as defined in the Operating Group Limited Partnership Agreements, to result in such Och-Ziff Operating Group D Unit becoming economically equivalent to one Och-Ziff Operating Group A Unit.

Since our initial public offering, certain partners have withdrawn from and new partners, including Mr. Blockinger, have been admitted to the Och-Ziff Operating Group. Upon the withdrawal of a partner, the Operating Group Limited Partnership Agreements generally provide that (i) the withdrawing partner forfeits any unvested Och-Ziff Operating Group A Units and Och-Ziff Operating Group D Units (collectively, the “Och-Ziff Operating Group Units”) held on the date of withdrawal, and (ii) the forfeited unvested Units are reallocated to the continuing partners on a pro rata basis in the same form as then held by such continuing partners. The vesting provisions of the reallocated Units generally are unaffected by any reallocation, although the Partner Management Committee has the right to amend the vesting terms of any Units held by the partners. To date, our partners have received additional unvested Och-Ziff Operating Group Units only in reallocations effected pursuant to the Operating Group Limited Partnership Agreements upon a withdrawal of a partner. Details about these reallocations are set forth in the “Summary Compensation Table” and the disclosures that follow.

We believe that ownership by our partners, including each of our Named Executive Officers, of substantial interests in the Och-Ziff Operating Group affords significant alignment with our Class A Shareholders and fund investors and strengthens our culture of teamwork and collaboration. Furthermore, we continue to encourage our executive officers and other partners to invest their own capital in the funds that we manage. Our partners continue to have significant interests in our funds as a result of their reinvestment in our funds of the after-tax proceeds from our initial public offering and concurrent sale of Class A Shares to DIC.

Compensation Philosophy, Process and Risk Considerations

We believe that our long-term philosophy of seeking to align the interests of our partners with those of the investors in our funds, and, in turn, our Class A Shareholders, has been a key contributor to our historical growth and success. In furtherance of this philosophy, our compensation programs are designed to attract, retain and motivate executives and other professionals of the highest level of quality and effectiveness. Our Compensation Committee and management regularly reevaluate our compensation programs to ensure compliance with these objectives.

The Compensation Committee reviews the goals and objectives relevant to our Chief Executive Officer’s compensation. Mr. Och’s compensation is, for the reasons noted above, currently limited to certain perquisites and Group A Units received in reallocations effected in accordance with the Och-Ziff Operating Group Limited Partnership Agreements. Pursuant to those Agreements, Mr. Och has received and may in the future receive his pro rata portion of unvested Group A Units forfeited by partners who have withdrawn from the Och-Ziff Operating Group, as described above. Such forfeited units are reallocated on a pro-rata basis to all Continuing Partners (as defined in the Operating Group Limited Partnership Agreements). Considering these items, the Compensation

Committee evaluates Mr. Och’s performance annually to determine whether to provide any additional cash or equity-based compensation in recognition of Mr. Och’s performance. The Compensation Committee made no changes to Mr. Och’s compensation for 2009 because it determined it remained appropriate in form and amount and, further, consistent with the compensation paid to our other partners.

The Compensation Committee, with input from the Chief Executive Officer, also reviews the goals and objectives relevant to each of our other Named Executive Officers and similarly undertakes annual performance evaluations to determine whether to provide any additional compensation to these executives.

Furthermore, our Compensation Committee may, in its sole discretion, consider recommendations of the Chairman of the Partner Management Committee solely with respect to discretionary income allocations payable on Class C Non-Equity Interests to those of our partners who are also our executive officers. To date, we have not provided any performance-based incentive compensation to any Named Executive Officer, nor have we made any distributions on any Class C Non-Equity Interests issued to our partners.

Prior to his admission as one of our partners in September 2009, Mr. Blockinger was paid a fixed annual salary of $300,000 in accordance with his employment agreement. Upon Mr. Blockinger’s admission to the partnership, his employment agreement was terminated, payments of base salary ceased and he was granted certain equity awards and non-equity profit interests in the Och-Ziff Operating Group, the terms of which are described below and in the “Summary Compensation Table.” In determining whether these grants were appropriate, the Compensation Committee evaluated information provided by the Chief Executive Officer concerning Mr. Blockinger’s individual contributions to the Company, including criteria relating to Mr. Blockinger’s roles and responsibilities, experience and expertise, as well as the Company’s performance.

The Compensation Committee is also provided with information concerning the Company’s practices for compensating its managing directors and other employees. In general, all managing directors execute a managing director agreement with us, which provides for a fixed annual salary and an annual discretionary bonus, payable in a mix of cash and Class A Restricted Share Units. Employees are compensated with a fixed salary, may receive an annual discretionary bonus and do not have employment agreements with us. In general, our employee compensation programs are designed to enable us to attract and retain the most talented employees in our industry in keeping with our team-based culture, which emphasizes employee collaboration and the success of our Company as a whole. These attributes foster alignment with investors in the Och-Ziff funds, and in turn, the Company’s Class A Shareholders. The annual discretionary cash bonuses paid to our employees represent a significant element of our annual compensation and benefits program and are determined in accordance with our team-based culture. Annual discretionary cash bonuses for a given year are based on a combination of individual performance and the Company’s annual financial performance and are determined during the fourth quarter. We calculate the total amount of incentive income (which is based on the investment performance of the Och-Ziff funds that we manage) earned by the Company for the year on December 31st of each year. Incentive Income is a meaningful driver of the Company’s annual financial performance in any given year.

We believe our compensation programs and processes, with respect to our executives and all of our employees, encourage and reward prudent business judgment and appropriate risk-taking over the long term. Management and the Compensation Committee regularly evaluate our compensation programs and do not believe that they create incentives that are reasonably likely to pose material risks to the Company.

Agreements with Our Partners

Partner and Employment Agreements

In furtherance of our long-term philosophy of seeking to align the interests of our partners with those of the investors in our funds, on September 30, 2009, each of the Och-Ziff Operating Group entities entered into an agreement with Mr. Blockinger in connection with his admission as a partner of the Och-Ziff Operating Group. Under the terms of the agreements, Mr. Blockinger’s employment agreement with Och-Ziff was immediately terminated and he was granted 400,000 Class A Shares and 450,000 Class A Restricted Share Units, which units accrue dividend equivalent units and vest in equal annual installments on January 1, 2010, 2011 and 2012. As described in the “Potential Payments Upon Termination or Change in Control” below, the Class A Restricted Share Units are subject to accelerated vesting in the event that Mr. Blockinger is terminated without “cause” (as defined in the applicable award agreements) within one year following a change in control. Mr. Blockinger also received 1,150,000 Och-Ziff Operating Group D Units, which are non-equity profit interests in the Och-Ziff Operating Group entities that receive cash distributions equal in amount to, and at the same time as, distributions paid on Och-Ziff Operating Group A Units, which correspond to dividends paid to holders of our Class A Shares. Each Och-Ziff Operating Group D Unit automatically converts into an Och-Ziff Operating Group A Unit if and when the general partners of the Och-Ziff Operating Group entities determine there has been sufficient “appreciation,” as defined in the Operating Group Limited Partnership Agreements, to result in such Och-Ziff Operating Group D Unit becoming economically equivalent to one Och-Ziff Operating Group A Unit.

The Och-Ziff Operating Group D Units vest in five equal annual installments starting on the first anniversary of Mr. Blockinger’s admission to the partnership. Upon vesting, the Och-Ziff Operating Group D Units continue to be subject to transfer restrictions, minimum ownership requirements and the conditions to conversion into Och-Ziff Operating Group A Units. For a description of the Och-Ziff Operating Group D Units granted to Mr. Blockinger, please refer to the “Summary Compensation Table” below and the section entitled “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Limited Partnership Agreements of the Och-Ziff Operating Group Entities,” in particular the subsections entitled “—Partnership Interests” and “—Vesting; Forfeiture.” The agreements also provided that the Och-Ziff Operating Group entities would pay for the costs of Mr. Blockinger’s estate and tax planning to the same extent as it has paid for such costs for our other partners. The Operating Group Limited Partnership Agreements contain other terms relevant to Mr. Blockinger’s service as a partner of Och-Ziff. See “Limited Partnership Agreements of the Och-Ziff Operating Group Entities” below.

Non-Competition, Non-Solicitation and Confidentiality Restrictions

We believe that each of our partners, including all of the Named Executive Officers, should be subject to certain obligations and restrictions with respect to not competing with us, not soliciting our employees or fund investors, not disparaging us, and not disclosing confidential information about our business and related matters. Following are descriptions of the material terms of such obligations and restrictions, which are contained in the Operating Group Limited Partnership Agreements. In this section, we refer to our partners collectively as the “Covered Persons.”

Term of Service or Employment; Full-Time Commitment.    Each Covered Person has agreed to devote substantially all of his or her business time, skill, energies and attention to his or her responsibilities at Och-Ziff in a diligent manner.

Confidentiality.    Each Covered Person is required, whether during or after his or her service with us, to protect and only use “confidential information” in accordance with strict restrictions placed by us on its use and disclosure. Every employee of ours is subject to similar strict confidentiality obligations imposed by agreements entered into upon commencement of service with us.

Non-Competition.    During the term of service of each Covered Person and during the Restricted Period (as such term is defined below), such individual will not, directly or indirectly:

•	engage or otherwise participate in any manner or fashion in any business that is a competing business, either in the United States or in any other place in the world where we engage in our business;

•	render any services to any competing business; or

•	acquire a financial interest in or become actively involved with any competing business (other than as a passive investor holding minimal percentages of the stock of public companies).

Non-Solicitation and Non-Interference.    Generally, during the term of service of each Covered Person and during the Restricted Period, such Covered Person will not, directly or indirectly, in any manner solicit any of our partners, directors, officers or employees to terminate their relationship or service with us, or hire any such person who was employed by us or was one of our partners or directors as of the date of such Covered Person’s termination or whose service or relationship with us terminated within two years prior to or after the date of such Covered Person’s termination. Additionally, in general, each Covered Person may not solicit, or encourage to cease to work with us, any consultant, agent or senior adviser who the individual knows or should know is under contract with us.

In addition, generally during the term of service of each Covered Person, and during the Restricted Period immediately thereafter, such individual may not, directly or indirectly, in any manner solicit or induce any of our current, former or prospective investors, financing sources, capital market intermediaries or consultants to terminate (or diminish in any material respect) his, her or its relationship with us for the purpose of associating with any competing business, or otherwise encourage such investors, financing sources, capital market intermediaries or consultants to terminate (or diminish in any respect) his, her or its relationship with us for any other reason.

Non-Disparagement.    During the term of service of each Covered Person, and at all times following the termination of the Covered Person’s employment or service for any reason, the Covered Person is prohibited from disparaging us in any way or making any defamatory comments regarding us.

Restricted Period.    For purposes of the foregoing covenants, the “Restricted Period” for each of our Named Executive Officers, other than Mr. Blockinger, means the two-year period immediately following the date of termination of his association with us for any reason. For Mr. Blockinger, the Restricted Period means the one-year period immediately following the date of termination of his association with us for any reason.

Intellectual Property.    Each partner is subject to customary intellectual property covenants with respect to works created, invented, designed or developed by such individual that are relevant to or implicated by the partner’s service with us.

Other Provisions.    In the case of any breach of the non-competition or non-solicitation provisions by a partner, all of such partner’s vested and unvested Och-Ziff Operating Group Units and any Class A Shares issued upon exchange of Och-Ziff Operating Group A Units, will be reallocated to the other partners. In addition, in the case of any breach of the non-competition or non-solicitation provisions by a partner, the partner will be required to pay us an amount equal to the total after-tax proceeds received from the sale of any Class A Shares, and any distributions thereon, issued upon exchange of Och-Ziff Operating Group A Units during the two-year period prior to the date of such breach. In addition, such breaching partner will no longer be entitled to receive payments under the tax receivable agreement we executed with our partners and the Ziffs in connection with our initial public offering (the “Tax Receivable Agreement”). We may elect to waive enforcement of any or all of the foregoing consequences in our sole discretion.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Submitted by the members of the Compensation Committee:

Allan S. Bufferd, Chair

William C. Cobb

Jerome P. Kenney

Summary Compensation Table for 2009

The following table provides summary information concerning the compensation of our Named Executive Officers, who include our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated employees who served as executive officers for the fiscal year ended December 31, 2009.

Name and Principal Position	Year	Salary	Stock Awards(1)			Non Equity Incentive Plan Compensation		All Other Compensation		Total
Daniel S. Och(2)	2009	—		$9,425,790			$—		$53,668		$9,479,458
Chief Executive Officer, Executive Managing Director and Chairman of the Board of Directors	2008 2007	— —	$ $	9,586,544 5,682,093,610	(3)	$ $	— —	$ $	95,705 52,721	$ $	9,682,249 5,682,146,331

Joel Frank(4)	2009	—		$417,649			$—		$53,029		$470,678
Chief Financial Officer, Executive	2008	—		$424,768			$—		$72,595		$497,363
Managing Director and Director	2007	—		$251,768,210	(3)		$—		$20,337,475		$272,105,685

David Windreich(5)	2009	—		$2,180,784			$—		$53,668		$2,234,452
Executive Managing Director and Director	2008	—		$2,217,961			$—		$56,023		$2,273,984
	2007	—		$1,314,621,613	(3)		$—		$105,996,519		$1,420,618,132

Michael Cohen(6)	2009	—		$1,304,740			$—		$118,509		$1,423,249
Executive Managing Director	2008	—		$1,326,985			$—		$49,512		$1,376,497
	2007	—		$786,526,736	(3)		$—		$63,511,530		$850,038,266

Jeffrey Blockinger(7)	2009	$225,000		$10,208,500			$839,500		$16,271		$11,289,271
Chief Legal Officer, Chief Compliance Officer, Executive Managing Director

(1)	The dollar amounts in this column do not reflect cash or other compensation actually received by the Named Executive Officers, but instead represent the aggregate grant-date fair value of equity calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Stock Compensation” (“ASC Topic 718”) (formerly, FASB Statement 123R, “Share-Based Payments”). Further information regarding the 2009 awards is shown in the “2009 Grants of Plan-Based Awards” table below. Also, see Notes 3 and 8 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 for further information concerning the assumptions underlying our ASC Topic 718 calculations for Och-Ziff Operating Group A Units and Class A Restricted Share Units, respectively.

(2)	The “Stock Awards” column reflects for 2009 and 2008 the aggregate grant-date fair value of unvested Och-Ziff Operating Group A Units received by Mr. Och in pro rata reallocations, pursuant to the Operating Group Limited Partnership Agreements, of Och-Ziff Operating Group A Units forfeited by certain partners of the Och-Ziff Operating Group in each of those years. The “All Other Compensation” column reflects for 2009: (i) payments of $32,616 made on behalf of Mr. Och with respect to his share of estate and tax preparation and planning services provided to all of our partners; (ii) $20,177 for supplemental medical insurance; and (iii) $875 for supplemental liability insurance coverage.

(3)	This amount reflects the aggregate grant-date fair value of all of the Och-Ziff Operating Group A Units received by the Named Executive Officer in the Reorganization that we effected in connection with our November 2007 initial public offering. In the Reorganization, each of our partners at the time transferred to us their interests in our business and in return received Och-Ziff Operating Group A Units. These Och-Ziff Operating Group A Units vest annually in equal installments over a five-year period, with the first vesting date occurring on November 19, 2008. The unvested Och-Ziff Operating Group A Units remain subject to forfeiture and other conditions. See “Och-Ziff Operating Group Distributions—Vesting; Forfeiture.” SEC rules require us to calculate the aggregate grant date fair value of these Group A Units in accordance with ASC Topic 718. This value was determined using the initial public offering price of our Class A Shares less a 5% discount for transfer restrictions, or $30.40 per Och-Ziff Operating Group A Unit.

(4)	The “Stock Awards” column reflects for 2009 and 2008 the aggregate grant-date fair value of unvested Och-Ziff Operating Group A Units received by Mr. Frank in pro rata reallocations, pursuant to the Operating Group Limited Partnership Agreements, of Och-Ziff Operating Group A Units forfeited by certain partners of the Och-Ziff Operating Group in each of those years. The “All Other Compensation” column reflects for 2009: (i) payments of $32,616 made on behalf of Mr. Frank with respect to his share of estate and tax preparation and planning services provided to all of our partners; (ii) $19,538 for supplemental medical insurance; and (iii) $875 for supplemental liability insurance coverage.

(5)	The “Stock Awards’ column reflects for 2009 and 2008 the aggregate grant-date fair value of unvested Och-Ziff Operating Group A Units received by Mr. Windreich in pro rata reallocations, pursuant to the Operating Group Limited Partnership Agreements, of Och-Ziff Operating Group A Units forfeited by certain partners of the Och-Ziff Operating Group in each of those years. The “All Other Compensation” column reflects for 2009: (i) payments of $32,616 made on behalf of Mr. Windreich with respect to his share of estate and tax preparation and planning services provided to all of our partners; (ii) $20,177 for supplemental medical insurance; and (iii) $875 for supplemental liability insurance coverage.

(6)	The “Stock Awards” column reflects for 2009 and 2008 the aggregate grant-date fair value of unvested Och-Ziff Operating Group A Units received by Mr. Cohen in pro rata reallocations, pursuant to the Operating Group Limited Partnership Agreements, of Och-Ziff Operating Group A Units forfeited by certain partners of the Och-Ziff Operating Group in each of those years. The “All Other Compensation” column reflects for 2009: (i) payments of $97,457 made on behalf of Mr. Cohen with respect to his share of estate and tax preparation and planning services provided to all of our partners; (ii) $20,177 for supplemental medical insurance; and (iii) $875 for supplemental liability insurance coverage.

(7)	Mr. Blockinger was not a Named Executive Officer during any fiscal year prior to 2009. The “Salary” column represents salary paid to Mr. Blockinger pursuant to an employment agreement with us that was terminated on September 30, 2009 upon Mr. Blockinger’s admission as a partner of the Och-Ziff Operating Group. As a partner, Mr. Blockinger no longer receives any fixed annual salary. The “Stock Awards” column reflects grants of Class A Shares and Class A Restricted Share Units made to Mr. Blockinger in connection with his admission as a partner of the Och-Ziff Operating Group. For further information, see the “Grants of Plan-Based Awards for 2009” table below. The “Non-Equity Incentive Plan Compensation” column reflects distributions on Och-Ziff Operating Group D Units, which are non-equity profit interests in the Och-Ziff Operating Group entities. These Units, which were granted to Mr. Blockinger in connection with his admission as a partner of the Och-Ziff Operating Group, receive cash distributions equal in amount to, and at the same time as, distributions paid on Och-Ziff Operating Group A Units, which correspond to dividends paid to holders of our Class A Shares. The distributions reflected in this column correspond to distributions paid to holders of record as of October 1 and December 31, 2009 of Och-Ziff Operating Group A Units and our Class A Shares. The “All Other Compensation” column reflects: (i) payments of $14,102 made on behalf of Mr. Blockinger with respect to his share of estate and tax preparation and planning services provided to all of our partners; (ii) $1,294 for supplemental medical insurance; and (iii) $875 for supplemental liability insurance coverage.

Grants of Plan-Based Awards for 2009

This section provides additional information about the equity awards that are described in the “Stock Awards” column of the “Summary Compensation Table” above.

On May 12 and June 19, 2009, pursuant to the terms of the Operating Group Limited Partnership Agreements, each of our partners as of those dates was allocated his pro rata share of unvested Och-Ziff Operating Group A Units forfeited by certain partners of the Och-Ziff Operating Group. As a result of these reallocations, Messrs. Och, Frank, Windreich and Cohen received their proportional share of the forfeited Och-Ziff Operating Group A Units, certain of which they subsequently reallocated to certain other partners who are not Named Executive Officers.

On September 30, 2009, Mr. Blockinger was admitted as a partner of the Och-Ziff Operating Group. On that date, we terminated his managing director employment agreement with us, which provided for a fixed annual salary and discretionary year-end bonus amount, and granted him the equity that is shown in the “All Other Stock Awards” column of the table below. In addition, on September 30, 2009, Mr. Blockinger was granted Och-Ziff Operating Group D Units, which are non-equity profit interests in the Och-Ziff Operating Group entities.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards(1)
Daniel S. Och(2)	6/19/2009	91,153	$800,141
	5/12/2009	907,963	$8,625,649

Joel Frank(2)	6/19/2009	4,039	$35,454
	5/12/2009	40,231	$382,195

David Windreich(2)	6/19/2009	21,090	$185,128
	5/12/2009	210,069	$1,995,656

Michael Cohen(2)	6/19/2009	12,618	$110,761
	5/12/2009	125,682	$1,193,979

Jeffrey Blockinger(3)	9/30/2009	400,000	$4,804,000
	9/30/2009	450,000	$5,404,500

(1)	These dollar amounts do not represent compensation actually received in 2009. Instead, the amounts reflect the aggregate grant-date fair value of equity received in 2009, computed in accordance with ASC Topic 718.

(2)	As noted above, on May 12 and June 19, 2009, pursuant to the terms of the Operating Group Limited Partnership Agreements, each of our partners was allocated his pro rata share of unvested Och-Ziff Operating Group A Units forfeited by certain partners of the Och-Ziff Operating Group. These units will continue to vest in equal installments on November 19, 2010, 2011 and 2012. Messrs. Och, Frank, Windreich and Cohen subsequently reallocated, respectively, 1,904,423, 84,384, 440,613 and 263,613 Och-Ziff Operating Group A Units in a further, partial reallocation of Och-Ziff Operating Group A Units to certain other partners of the Och-Ziff Operating Group. This reallocation, which did not involve any actual sale of securities, occurred on December 30, 2009. The fair value of the Och-Ziff Operating Group A Units reallocated to certain partners, computed in accordance with ASC Topic 718, of $24,243,305 for Mr. Och, $1,074,208 for Mr. Frank, $5,609,003 for Mr. Windreich and $3,355,793 for Mr. Cohen, are not reflected, and do not reduce the numbers, in the table above or the “Summary Compensation Table.”

(3)

Upon his admission as a partner of the Och-Ziff Operating Group, Mr. Blockinger received 400,000 Class A Shares and 450,000 Class A Restricted Share Units. The Class A Restricted Share Units accrue dividend equivalent units, as do all Class A Restricted Share Units granted to our employees and directors to date, and vest in equal annual installments on January 1, 2010, 2011 and 2012. In addition, Mr. Blockinger was granted

1,150,000 Och-Ziff Operating Group D Units, which generally vest, subject to Mr. Blockinger’s continued active involvement with us, in five equal annual installments beginning on the first anniversary of his admission as a partner of the Och-Ziff Operating Group. The Och-Ziff Operating Group D Units are non-equity profit interests that receive cash distributions equal in amount to, and at the same time as, distributions paid on Och-Ziff Operating Group A Units, which correspond to dividends paid to holders of our Class A Shares. As described in more detail in the section entitled “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Limited Partnership Agreements of the Och-Ziff Operating Group Entities—Partnership Interests,” each Och-Ziff Operating Group D Unit automatically converts into an Och-Ziff Operating Group A Unit if and when the general partners of the Och-Ziff Operating Group entities determine that there has been sufficient “appreciation” (as defined in each of the Och-Ziff Operating Group Limited Partnership agreements) to result in such Och-Ziff Operating Group D Unit becoming economically equivalent to one Och-Ziff Operating Group A Unit. The amount payable with respect to the Och-Ziff Operating Group D Units is not determinable due to the uncertainty of the net earnings available for distribution to our holders of Och-Ziff Operating Group Units and Class A Shares.

Outstanding Equity Awards at Fiscal Year End 2009

The following table summarizes the equity awards made to our Named Executive Officers that were outstanding and subject to vesting conditions as of December 31, 2009. The dollar amounts shown in the table below do not reflect compensation actually received by the Named Executive Officers, but instead are calculated by multiplying the number of unvested equity units held by the Named Executive Officers by the closing price of $13.74 per Class A Share on December 31, 2009.

	Stock Awards
Name	Number of Shares, Units or Other Rights That Have Not Vested	Market Value of Shares, Units or Other Rights That Have Not Vested
Daniel S. Och(1)	91,025,914	$1,250,696,058
Joel Frank(1)	4,033,272	$55,417,157
David Windreich(1)	21,059,952	$289,363,740
Michael Cohen(1)	12,599,986	$173,123,808
Jeffrey Blockinger(2)	587,619	$8,073,885

(1)	Represents unvested Och-Ziff Operating Group A Units received in the (i) Reorganization effected in connection with our November 2007 initial public offering and, (ii) reallocations of Och-Ziff Operating Group A Units in 2008 and 2009, each as described above. These unvested Och-Ziff Operating Group A Units vest in equal installments on November 19, 2010, 2011 and 2012 and are subject to minimum retained ownership requirements and transfer restrictions.

(2)	Represents unvested Class A Restricted Share Units as follows: (i) 102,581 units granted in connection with our November 2007 initial public offering, which vest in equal installments on November 19, 2010 and 2011; (ii) 32,615 units granted under Mr. Blockinger’s employment agreement with us for services provided during fiscal 2008, which vest in full on December 31, 2011; and (iii) 452,423 units granted in connection with Mr. Blockinger’s admission as a partner to the Och-Ziff Operating Group, which vest in equal installments on January 1, 2010, 2011 and 2012. Mr. Blockinger’s unvested Class A Restricted Share Units include dividend equivalent units accrued as of December 31, 2009.

Stock Vested

The following table shows values deemed realized during 2009 by the Named Executive Officers as a result of the vesting of equity during 2009. The amounts shown below do not reflect compensation actually received by the Named Executive Officers, but instead are calculations of the number of equity units that vested during 2009 based on the closing price of our Class A Shares on the date of vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Daniel S. Och(1)	30,765,274	$359,338,400
Joel Frank(1)	1,363,180	$15,921,942
David Windreich(1)	7,117,923	$83,137,341
Michael Cohen(1)	4,258,593	$49,740,366
Jeffrey Blockinger(2)	51,290	$599,067

(1)	On November 19, 2009, one-fifth of the Och-Ziff Operating Group A Units granted to our partners at the time of our November 2007 initial public offering and a portion of the reallocated Och-Ziff Operating Group A Units forfeited by certain partners (which units continued to vest according to the original vesting schedule) vested. Vested Och-Ziff Operating Group A Units remain subject to minimum retained ownership requirements and transfer restrictions.

(2)	On November 19, 2009, one-quarter of the Class A Restricted Share Units granted to Mr. Blockinger in connection with our November 2007 initial public offering vested.

Non-Qualified Deferred Compensation and Income Allocation for 2009

Prior to our November 2007 initial public offering, all of our partners, other than Mr. Och, were allocated income on their interests in our business, a portion of which each of those partners had deferred for investment in the Och-Ziff funds. This deferred income and the earnings thereon are fully due to our partners who have such deferred balances, including each of our Named Executive Officers (other than Mr. Blockinger who was not a partner at that time). Substantially all of the balances at December 31, 2009 shown in the table below were distributed in January 2010. Since our November 2007 initial public offering, no deferrals have been permitted or will be permitted with respect to partners’ income.

Prior to our initial public offering, Mr. Blockinger’s employment agreement with us called for him to defer a portion of his annual discretionary cash bonus. Following our initial public offering, Mr. Blockinger was no longer permitted to and did not defer any compensation. Upon becoming a partner of the Och-Ziff Operating Group, Mr. Blockinger’s employment agreement was terminated. As with our other partners, Mr. Blockinger is not permitted to defer income.

The following table sets forth information concerning the deferred compensation and income allocations during the fiscal year ended December 31, 2009 for the Named Executive Officers.

Name	Aggregate Earnings in 2009	Aggregate Withdrawals/ Distributions in 2009	Aggregate Balance at December 31, 2009
Daniel S. Och	—	—	—
Joel Frank	$1,527,910	$5,373,538	$9,428,338
David Windreich	$8,883,239	$37,721,546	$67,460,542
Michael Cohen	$3,346,454	$10,917,969	$20,128,056
Jeffrey Blockinger	$98,050	$452,020	$—

Potential Payments Upon Termination or Change in Control

If, on December 31, 2009, the Company had terminated Mr. Blockinger’s service without “cause” (as defined in the applicable Class A Restricted Share Unit grant agreements) or if he died or became “disabled” (as defined in the applicable grant agreements), any unvested Class A Restricted Share Units granted to Mr. Blockinger prior to and in connection with his admission to the partnership would continue to vest and these units would become nonforfeitable on the date they would otherwise have vested, provided that Mr. Blockinger continued to comply with all post-termination obligations to which he is subject. If Mr. Blockinger ceases to comply with any post-termination obligations, he would immediately forfeit these Class A Restricted Share Units. On December 31, 2009, these Class A Restricted Share Units had a market value of $8,073,885.

In the event a “change in control” (as defined below) occurred on December 31, 2009 and Mr. Blockinger’s service was terminated by the Company without cause on the same date, all of Mr. Blockinger’s outstanding Class A Restricted Share Units, which units had an aggregate market value of $8,073,885 on December 31, 2009, would have become fully vested.

Generally, pursuant to the Plan, a “change in control” would include any of the following events:

•

any person or group of persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, excluding any permitted transferee or group of permitted transferees, becomes the beneficial owner of more than 50% of the combined voting power of the Company’s outstanding securities;

•	a majority of the individuals who were serving as the Company’s directors on the date of the consummation of the Company’s initial public offering is replaced;

•

a merger or consolidation of the Company or any subsidiary of the Company with any other corporation or entity that results in (i) the Company’s directors immediately before the merger or consolidation comprising less than a majority of the board of directors of the surviving entity or, if the surviving entity is a subsidiary, the ultimate parent thereof, or (ii) the beneficial owners of the voting securities of the Company immediately prior to such merger or consolidation ceasing to own more than 50% of the combined voting power of the outstanding voting securities of the surviving entity; or

•

the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets is consummated (other than a sale or other disposition to an entity, at least 50% of the combined voting power of which is beneficially owned by the shareholders of the Company in substantially the same proportions as their beneficial ownership of such securities of the Company immediately prior to such sale).

For a description of the vesting and forfeiture conditions applicable to the Och-Ziff Operating Group A Units held by Messrs. Och, Frank, Windreich and Cohen, and the Och-Ziff Operating Group D Units held by Mr. Blockinger, please refer to “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities— Limited Partnership Agreements of the Och-Ziff Operating Group Entities-Partnership Interests and—Vesting; Forfeiture.”

Director Compensation

The Compensation Committee periodically reviews the compensation of non-management directors. Director compensation is set by the Board based upon the recommendation of the Compensation Committee. Currently, upon initial election to the Board, a non-management director receives a grant of Class A Restricted Share Units with a value of $300,000, which grant vests in equal annual installments on each of the first, second and third anniversaries of the director’s date of election to the Board, subject to the director’s continued service on our Board. Incumbent non-management directors receive annual equity-based and cash compensation. At the beginning of each year, each incumbent non-management director receives a grant of Class A Restricted Share Units with a value of $75,000, which grant vests in equal annual installments on each of the first, second and third anniversaries of the date of grant. An annual cash retainer is paid to each incumbent non-management director in the amount of $50,000, and the chairs of the committees of our Board receive additional annual cash retainers as follows: the Audit Committee chair receives $20,000 and the chairs of the Nominating, Corporate Governance and Conflicts Committee and the Compensation Committee each receive $10,000. We have established minimum Class A Share ownership requirements for the independent directors on our Board such that each independent director must hold 50% of the Class A Shares received after vesting of any grant of Class A Restricted Share Units (or other equity awards) at all times, without regard to any dispositions.

Directors who are members of management do not receive any additional compensation with respect to their services as a director. All directors are reimbursed for reasonable costs and expenses incurred in attending meetings of the Board.

The following table sets forth the total cash and equity-based compensation paid to our non-management directors for their service on the Board and its committees during 2009.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Allan S. Bufferd	$60,000	$76,035	$136,035
William C. Cobb	$50,000	$78,308	$128,308
Jerome P. Kenney	$60,000	$76,035	$136,035
Jeffrey R. Leeds	$70,000	$76,135	$146,135

(1)	The dollar amounts in this table do not reflect cash or other compensation actually received by the non-management directors, but instead represent the aggregate grant-date fair value of equity calculated in accordance with ASC Topic 718. See Note 8 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 for further information concerning the assumptions underlying our ASC Topic 718 calculations for Class A Restricted Share Units. Each director received a grant of 15,593 Class A Restricted Share Units on January 15, 2009 and, during the year, dividend equivalent units on outstanding, unvested Class A Restricted Share Units, which dividend equivalent units are included in the amounts shown in the table and will vest as the underlying Class A Restricted Share Units vest. As of December 31, 2009, the aggregate number of Class A Restricted Share Units, including dividend equivalent units granted thereon, held by each non-management director was as follows: 19,199 for Mr. Bufferd, 29,878 for Mr. Cobb, 19,199 for Mr. Kenney and 22,269 for Mr. Leeds.

Equity Compensation Plans

The following table summarizes the securities authorized for issuance under the Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan as of December 31, 2009:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity compensation plans approved by Shareholders: Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan (the “Plan”)	17,112,117	—	35,282,290
Equity compensation plans not approved by Shareholders	—	—	—

Total	17,112,117	—	35,282,290

(1)	Represents Class A Restricted Share Units and Och-Ziff Operating Group D Units. Because the Class A Restricted Share Units and Och-Ziff Operating Group D Units each have no exercise price, the weighted average exercise price calculation is zero.

(2)	On January 1, 2010, pursuant to the terms of our Plan, the number of Class A Shares that may be issued pursuant to awards under the Plan was increased by the positive difference, if any, of (i) 15% of the number of outstanding Class A Shares (assuming the exchange of all outstanding Och-Ziff Operating Group A Units for Class A Shares) on December 31, 2009 over (ii) the number of Class A Shares then reserved for issuance under the Plan as of such date. The number of Class A Shares reserved under the Plan is also subject to adjustment in the event of a share split, share dividend, or other change in our capitalization. Generally, awards that are forfeited or cancelled under the Plan will be available for future grants under the Plan.

CERTAIN MATTERS AND RELATED PERSON TRANSACTIONS

A number of organizational documents and agreements set forth our internal capital, organizational and governance structures, including the terms of interests in the Och-Ziff Operating Group owned by our partners, payments due to our partners pursuant to those interests and other contractual rights. These documents and agreements include the Operating Agreement, the Operating Group Limited Partnership Agreements, the Class B Shareholders Agreement, the Exchange Agreement, the Tax Receivable Agreement, and registration rights agreements with our partners, the Ziffs and DIC (the “Registration Rights Agreements”). Summaries of these agreements are provided below. Pursuant to these agreements, we may make payments to related persons or engage in transactions that are deemed “Interested Transactions” under our Related Person Transaction Policy (the “Policy”). During 2009, there were no Interested Transactions under the Policy except for those described below under “Related Person Transactions.”

Policy on Transactions and Arrangements with Related Persons

The Board has adopted a written Related Person Transaction Policy that is administered by our Nominating, Corporate Governance and Conflicts Committee and applies to any transaction or series of transactions in which we or any of our subsidiaries is a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has or will have a direct or indirect material interest (any such transaction or series of transactions an “Interested Transaction”).

Under the Policy, all Interested Transactions with a related person are subject to pre-approval or ratification by the Nominating, Corporate Governance and Conflicts Committee. The Policy requires a related person to promptly disclose to the Chief Legal Officer any Interested Transaction as well as all material facts about the transaction. The Chief Legal Officer will then assess and notify the Nominating, Corporate Governance and Conflicts Committee of the material facts of any Interested Transaction that requires the Committee’s pre-approval. In addition, the Board has delegated authority to the Chair of the Nominating, Corporate Governance and Conflicts Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. Moreover, the Nominating, Corporate Governance and Conflicts Committee has considered and adopted standing pre-approvals under the Policy for limited transactions with related persons that are or may be considered to be “Interested Transactions.” Such pre-approved transactions include: (i) business transactions with other companies at which a related person’s only relationship is as an employee (other than an executive officer), director or less-than-10% beneficial owner if the amount of business falls below the thresholds in the NYSE’s listing standards and our Director Independence Standards; (ii) charitable contributions to organizations where a related person’s only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved does not exceed the greater of $1 million or 2% of the organization’s total annual revenues; (iii) transactions required or permitted under our organizational documents and agreements entered into in connection with our initial public offering in November 2007; and (iv) investments by one of our partners or any immediate family member in any of our funds.

A summary of any new transactions pre-approved by the Chair or pursuant to the Policy is provided to the full Nominating, Corporate Governance and Conflicts Committee for its review in connection with each regularly scheduled Committee meeting. If we become aware of an existing Interested Transaction that has not been pre-approved under this policy, we will provide relevant information to the Nominating, Corporate Governance and Conflicts Committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our Policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Related Person Transactions

In 2009, the Board pre-approved or considered and approved or ratified all of the following related person transactions:

Payments Under the Tax Receivable Agreement.    During 2009, we made payments under the Tax Receivable Agreement to our partners, including our executive officers, and the Ziffs. The total amounts of these payments received by our executive officers were as follows: $16,223,988 to Mr. Och and his related trusts, $718,870 to Mr. Frank and his related trusts, $3,753,617 to Mr. Windreich and his related trusts, $2,245,757 to Mr. Cohen and his related trusts, $1,354,276 to Mr. Zoltan Varga and $1,033,028 to Mr. Harold Kelly and his related trusts. For additional information about our Tax Receivable Agreement, see “Certain Agreements of Och-Ziff and the Och-Ziff Operating Group Entities—Tax Receivable Agreement.”

Payments for Non-Business use of Aircraft.    Our corporate aircraft is used primarily for business purposes. Occasionally, Mr. Och has used the aircraft for personal use. We charge market rates for such personal use and, for the year ended December 31, 2009, Mr.  Och paid us $436,636 for his non-business use of the corporate aircraft.

CERTAIN AGREEMENTS OF OCH-ZIFF AND THE OCH-ZIFF OPERATING GROUP ENTITIES

Class B Shareholders Agreement

We have entered into an agreement with our partners, in their capacity as the holders of our Class B Shares, which provided for the establishment of a Class B Shareholder Committee. So long as our partners continue to own more than 40% of the total combined voting power of the Company, whether through ownership of our Class A Shares, Class B Shares or any other voting securities that we may issue in the future, the Class B Shareholder Committee has approval rights with respect to certain actions of the Board. Furthermore, so long as any Class B Shares remain outstanding, the Class B Shareholder Committee has the power and authority to exercise the rights granted to them under our Operating Agreement. The Class B Shareholder Committee currently has the right to designate five of the seven nominees for election to the Board, with such number of nominees decreasing as our partners’ ownership interest in our business decreases, as discussed below. In addition, under the Class B Shareholders Agreement, each partner holding Class B Shares has granted to the Class B Shareholder Committee an irrevocable proxy to vote all of such partner’s Class B Shares as determined by such Committee in its sole discretion.

Class B Shareholder Committee; Proxy and Approval Rights

Class B Shareholder Committee.    The Class B Shareholder Committee currently consists solely of Daniel S. Och until his withdrawal, death or disability. Upon Mr. Och’s withdrawal, death or disability, the Partner Management Committee shall act by majority vote to reconstitute the Class B Shareholder Committee either by (i) appointing another partner to serve as the sole member of the Committee, or (ii) appointing all of the members of the Partner Management Committee as the members of the Class B Shareholder Committee, in which event, the members will act by majority vote. Upon a reconstitution as provided by clause (i) above, the Partner Management Committee shall have the same rights of reconstitution in the event of the sole member’s withdrawal, death, disability or removal by a majority vote of the Partner Management Committee. Upon a reconstitution as provided by clause (ii) above, the Class B Shareholder Committee shall thereafter be comprised of the members who from time to time constitute the Partner Management Committee.

Proxy.    Pursuant to the Class B Shareholders Agreement, each of our partners holding Class B Shares has granted to Mr. Och, as the current sole member of the Class B Shareholder Committee, an irrevocable proxy to vote all of the Class B Shares held by such partner in such manner as Mr. Och shall determine, in his sole and absolute discretion, on any matter submitted to a vote of the holders of the Class B Shares. This proxy will survive until the later of (i) Mr. Och’s withdrawal, death or disability, or (ii) such time as our partners no longer hold at least 40% of the total combined voting power of the Company. Accordingly, while Mr. Och remains the sole member of the Class B Shareholder Committee, he will have control over significant matters submitted to a vote of our Shareholders so long as the Class B Shares continue to represent 40% of the total combined voting power of the Company due to the approval rights discussed below.

Approval Rights.    The Class B Shareholders Agreement provides that, so long as our partners and their permitted transferees collectively own securities representing more than 40% of the total combined voting power of all of our outstanding Shares, the Board shall not authorize, approve or ratify any action described below without the prior written approval of the Class B Shareholder Committee:

•

any incurrence of indebtedness, other than inter-company indebtedness, in one transaction or a series of related transactions, by us or any of our subsidiaries or controlled affiliates in an amount in excess of approximately 10% of the then existing long-term indebtedness of us and our subsidiaries;

•

any issuance by us or any of our subsidiaries or controlled affiliates, in any transaction or series of related transactions, of equity or equity-related shares which would represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, at least 10% of the total combined voting power of all of our outstanding Shares other than: (i) pursuant to transactions solely among us and our wholly-owned subsidiaries; (ii) upon issuances of securities pursuant to the Plan; (iii) upon the exchange of Och-Ziff Operating Group A Units for Class A Shares pursuant to the Exchange Agreement; or (iv) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are either outstanding on the date of, or issued in compliance with, the Class B Shareholders Agreement;

•

any equity or debt commitment or investment or series of related equity or debt commitments or investments by us or any of our subsidiaries or controlled affiliates in an unaffiliated entity or related group of entities in an amount greater than $250 million;

•	any entry by us, any subsidiary or controlled affiliate into a new line of business that does not involve investment management and that requires a principal investment in excess of $100 million;

•	the adoption of a shareholder rights plan;

•	any appointment or removal of a chief executive officer or co-chief executive officer of the Company; or

•	the termination without cause of the employment of an executive officer of the Company or the active involvement of a partner with us or any of our subsidiaries or controlled affiliates.

In addition, our Operating Agreement requires that we obtain the consent of the Class B Shareholder Committee for specified actions relating to our legal structure so long as any Class B Shares remain outstanding. Generally, our structure is intended to ensure that we maintain exchangeability of Class A Shares and Och-Ziff Operating Group A Units on a one-for-one basis.

Board Representation

The Class B Shareholders Agreement requires that we take all reasonably necessary action to effect the following, so long as our partners and their permitted transferees beneficially own:

•	Shares representing more than 50% of the total combined voting power of all our outstanding Shares, then the Board shall nominate five individuals designated by the Class B Shareholder Committee;

•

Shares representing 40% or more and less than or equal to 50% of the total combined voting power of all our outstanding Shares, then the Board shall nominate three individuals designated by the Class B Shareholder Committee;

•

Shares representing 25% or more and less than 40% of the total combined voting power of our outstanding Shares, then the Board shall nominate two individuals designated by the Class B Shareholder Committee;

•

Shares representing 10% or more and less than 25% of the total combined voting power of our outstanding Shares, then the Board shall nominate one individual designated by the Class B Shareholder Committee; and

•

when our partners beneficially own less than 10% of the total combined voting power of our outstanding Shares, then the Board has no obligation to nominate any individual designated by the Class B Shareholder Committee.

In the event that any designee of the Class B Shareholder Committee shall for any reason cease to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by an individual designated by the Class B Shareholder Committee. The Operating Agreement provides that the size of the Board may not be expanded beyond seven members without the approval of the Class B Shareholder Committee.

Exchange Agreement

All of our partners and the Ziffs are parties to the Exchange Agreement, under which each partner and the Ziffs are entitled to exchange with the Och-Ziff Operating Group entities any Och-Ziff Operating Group A Units they hold for our Class A Shares on a one-for-one basis, subject to exchange rate adjustments for splits, unit distributions and reclassifications and subject to vesting, minimum retained ownership requirements and transfer restrictions. Such exchanges generally may be made as and when approved by the Chairman of the Exchange Committee for the five-year period following our November 2007 initial public offering and quarterly thereafter. The Exchange Committee consists of the members of the Partner Management Committee, with Mr. Och currently acting as Chairman. As Chairman, Mr. Och has the sole and exclusive right to take any action on behalf of the Exchange Committee. In the absence of a Chairman, the full Exchange Committee may act by majority vote.

Under the Exchange Agreement, each Och-Ziff Operating Group A Unit surrendered for exchange must simultaneously be exchanged for one Class A Share (or a cash equivalent, if so determined in the sole discretion of the Board). Upon any exchange of Och-Ziff Operating Group A Units, the exchanging person’s corresponding Class B Share will be automatically cancelled and our interest in the Och-Ziff Operating Group, through our ownership of Och-Ziff Operating Group B Units (which are not exchangeable for any securities), will correspondingly increase. See “—Issuance of Equity Securities by Och-Ziff” below. If and when an Och-Ziff Operating Group A Unit is exchanged for a Class A Share and any corresponding Class B Share is cancelled, then-existing Class A shareholders will be diluted with respect to their ownership of the Class A Shares; however, the relative equity ownership positions of the exchanging person and the existing holders of Class A Shares will not be altered. In addition, other than with respect to an exchange by the Ziffs, who do not hold any Class B Shares, in any exchange of Och-Ziff Operating Group A Units for Class A Shares, there will be no effect on the number of voting Shares outstanding because, as noted above, a Class B Share is cancelled for each Class A Share issued upon an exchange of an Och-Ziff Operating Group A Unit.

Upon the exchange of an Och-Ziff Operating Group A Unit for a Class A Share, the exchanging partner will receive a right to any payments owed to it under the Tax Receivable Agreement as a result of such exchange. See “Tax Receivable Agreement” below.

Registration Rights Agreement

We entered into a Registration Rights Agreement with our partners and the Ziffs pursuant to which we granted them certain demand and “piggyback” registration rights with respect to Class A Shares held by them at any time. In addition to certain demand rights and piggyback registration rights, we are required to file a shelf registration statement on or prior to the fifth anniversary of our initial public offering covering the resale of all Class A Shares held by the partners or issuable upon exchange of their Och-Ziff Operating Group A Units. Under the Registration Rights Agreement, we may elect to register the issuance of Class A Shares upon exchange of Och-Ziff Operating Group A Units for Class A Shares by the partners. The Registration Rights Agreement also provides for a “Demand Committee,” which shall consist of the members of the Partner Management Committee. Initially, the members of the Demand Committee will be Messrs. Och, Windreich, Frank, Cohen, Varga, Kelly and Brown, with Mr. Och acting as Chairman. The Chairman of the Demand Committee or, in the event there is no Chairman, the full Committee acting by majority vote will have the right to request prior to the fifth anniversary of our initial public offering that we register the sale of Class A Shares held by the partners an unlimited number of times and may require us to make available shelf registration statements permitting resales of Class A Shares into the market from time to time over an extended period. In addition, the Chairman of the Demand Committee or, in the event there is no Chairman, the full Committee acting by majority vote will have the ability to exercise certain piggyback registration rights in respect of Class A Shares held by the partners in connection with registered offerings requested by other registration rights holders or initiated by us.

We agreed to indemnify each partner against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which they sell our Shares, unless such liability arose from such partner’s misstatement or omission, and each partner will agree to indemnify us against all losses caused by its misstatements or omissions. We will pay all expenses incident to our performance under the Registration Rights Agreement, and the partners will pay their respective portions of all underwriting discounts, commissions and transfer taxes relating to the sale of their Shares under the Registration Rights Agreement.

Tax Receivable Agreement

We have made, and may in the future be required to make, payments under the Tax Receivable Agreement that we entered into with our partners and the Ziffs. The purchase by the Och-Ziff Operating Group of Och-Ziff Operating Group A Units from our partners and the Ziffs with proceeds from our initial public offering and the private share sale to DIC (collectively, the “Offerings”), and subsequent taxable exchanges by our partners and the Ziffs of Och-Ziff Operating Group A Units for our Class A Shares on a one-for-one basis (or, at our option, a cash equivalent), have resulted, and, in the case of future exchanges, are anticipated to result, in an increase in the tax basis of the assets of the Och-Ziff Operating Group that would not otherwise have been available. We anticipate that any such tax basis adjustment resulting from an exchange will be allocated principally to certain intangible assets of the Och-Ziff Operating Group, and we will derive our tax benefits principally through amortization of these intangibles over a 15-year period. Consequently, these tax basis adjustments will increase, for tax purposes, our depreciation and amortization expense and will therefore reduce the amount of tax that Och-Ziff Corp and any other future intermediate corporate taxpaying entities that acquire Och-Ziff Operating Group B Units in connection with an exchange, if any, would otherwise be required to pay in the future. Accordingly, pursuant to the Tax Receivable Agreement, such corporate taxpaying entities (including Och-Ziff Capital Management Group LLC if it is treated as a corporate taxpayer) have agreed to pay our partners and the Ziffs 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that these entities actually realize related to their units as a result of such increases in tax basis. In connection with the departure of certain former partners, Och-Ziff Corp agreed to contribute such partners’ rights to receive payments under the Tax Receivable Agreement to OZ Management and OZ Advisors. As a result, we expect to pay to our remaining partners and the Ziffs approximately 82% (from 85%) of the overall cash savings, if any, in U.S. federal, state and local income tax that we actually realize as a result of such increases in tax basis from the purchase of Och-Ziff Operating Group A Units in the Offerings.

Payments under the Tax Receivable Agreement are anticipated to increase the tax basis adjustment of intangible assets resulting from a prior exchange, with such increase being amortized over the remainder of the amortization period applicable to the original basis adjustment of such intangible assets resulting from such prior exchange. It is anticipated that this will result in increasing annual amortization deductions in the taxable years of and after such increases to the original basis adjustments, and potentially will give rise to increasing tax savings with respect to such years and correspondingly increasing payments under the Tax Receivable Agreement.

As of December 31, 2009, assuming no material changes in the relevant tax law and that we generate sufficient taxable income to realize the full tax benefit of the increased amortization resulting from the increase in tax basis of our assets, the cash savings to our intermediate holding companies from the purchase of Och-Ziff Operating Group B Units in the Offerings and the exchange of Och-Ziff Operating Group A Units for Class A Shares by certain former partners would approximate $956.2 million over the next 13 to 15 years, resulting in payments to our partners and the Ziffs of approximately $785.5 million over the same period of time. Future cash savings and related payments to our partners under the Tax Receivable Agreement in respect of subsequent exchanges would be in addition to these amounts. The actual increase in tax basis of the Och-Ziff Operating Group assets resulting from an exchange or from payments under the Tax Receivable Agreement, as well as the amortization thereof and the timing and amount of payments under the Tax Receivable Agreement, will vary based upon a number of factors, including those described below:

•

The amount and timing of the income of Och-Ziff Corp will impact the payments to be made under the Tax Receivable Agreement. To the extent that Och-Ziff Corp does not have sufficient taxable income to utilize the amortization deductions available as a result of the increased tax basis in the Och-Ziff Operating Group assets, payments required under the Tax Receivable Agreement would be reduced.

•

The price of our Class A Shares at the time of any exchange will determine the actual increase in tax basis of the Och-Ziff Operating Group assets resulting from such exchange; payments under the Tax Receivable Agreement resulting from future exchanges, if any, will be dependent in part upon such actual increase in tax basis.

•

The composition of the Och-Ziff Operating Group’s assets at the time of any exchange will determine the extent to which Och-Ziff Corp may benefit from amortizing its increased tax basis in such assets and thus will impact the amount of future payments under the Tax Receivable Agreement resulting from any future exchanges.

•

The extent to which future exchanges are taxable will impact the extent to which Och-Ziff Corp will receive an increase in tax basis of the Och-Ziff Operating Group assets as a result of such exchanges, and thus will impact the benefit derived by Och-Ziff Corp and the resulting payments, if any, to be made under the Tax Receivable Agreement.

Depending upon the outcome of these factors, payments that we may be obligated to make to our partners and the Ziffs under the Tax Receivable Agreement in respect of exchanges could be substantial. In light of the numerous factors affecting our obligation to make payments under the Tax Receivable Agreement, the timing and amounts of any such actual payments are not reasonably ascertainable.

Limited Partnership Agreements of the Och-Ziff Operating Group Entities

Each of the Och-Ziff Operating Group entities is a party to limited partnership agreements with us, which set forth significant provisions relating to our partners and our business. Limited partnership agreements for each of OZ Management and OZ Advisors I were entered into by Och-Ziff Corp as the general partner, with Och-Ziff Corp and our partners and the Ziffs as limited partners, and a limited partnership agreement for OZ Advisors II was entered into by Och-Ziff Holding as the general partner, with Och-Ziff Holding and our partners and the Ziffs as limited partners. Each of the Operating Group Limited Partnership Agreements is substantially similar in form, and we have described below the material provisions of one such agreement, which are generally applicable to all such agreements. From time to time, the Operating Group Limited Partnership Agreements may be amended for various reasons, including but not limited to the admission of new partners.

Management

The business and affairs of each Och-Ziff Operating Group entity is managed exclusively by its general partner, except with respect to delegation of certain powers by the general partner to the Partner Management Committee and Partner Performance Committee as described below. Except as expressly provided in the Operating Group Limited Partnership Agreements, the limited partners, in their capacity as limited partners, have no part in the management of the entity and have no authority or right to act on behalf of or bind the entity in connection with any matter. All determinations, decisions and actions made or taken by the general partner, or any committee designated by the general partner, in accordance with the Operating Group Limited Partnership Agreements are conclusive and absolutely binding upon the Och-Ziff Operating Group entity and its partners.

Partner Management Committee

The Operating Group Limited Partnership Agreements provide for the establishment of a Partner Management Committee. The current members of the Partner Management Committee are Daniel S. Och, Joel Frank, David Windreich, Michael Cohen, Zoltan Varga, Harold Kelly and James K. Brown, with Mr. Och serving as Chairman. The Partner Management Committee acts by majority approval. Each member of the Partner Management Committee shall serve until such member’s withdrawal, death, disability or, other than with respect to Mr. Och, removal by the other members of Partner Management Committee. “Withdrawal” means a partner’s required withdrawal from the Och-Ziff Operating Group entities, other than with respect to Mr. Och, whether for “Cause” or upon a determination by majority vote of the Partner Management Committee or otherwise, or, in the case of each of our partners, such partner’s voluntary termination of active involvement with us for any reason. Upon Mr. Och’s withdrawal, death or disability, the remaining members of the Partner Management Committee shall act by majority vote to either: (i) replace Mr. Och with a partner to serve as Chairman; or (ii) reduce the size of the Committee to the remaining members, in which event, there shall be no Chairman, and the remaining members will act by majority vote. Upon the withdrawal, death, disability or removal of any of the members of the Partner Management Committee other than the Chairman, the remaining members of the Partner Management Committee shall act by majority vote to fill such vacancy. Upon a reconstitution as provided in clause (i) above, the Partner Management Committee shall have the same rights of reconstitution in the event of the new member’s withdrawal, death, disability or removal.

Under the Operating Group Limited Partnership Agreements, the general partner of each Och-Ziff Operating Group entity will delegate to the Chairman of the Partner Management Committee (or, with respect to distributions to such Chairman or in the event there is no Chairman, the full Partner Management Committee acting by majority vote) the sole authority to make determinations with respect to distributions on the Class C Non-Equity Interests so long as our partners continue to hold at least 40% of the total combined voting power of our outstanding Shares, but subject to the authority of our Compensation Committee as described above under “Executive and Director Compensation—Compensation Discussion and Analysis.” We do not currently intend to make such distributions but have issued the Class C Non-Equity Interests to preserve the flexibility to do so in the future in a manner consistent with our overall structure and compensation philosophy. The amount, allocation and timing of such distributions, if any, shall be at the sole and absolute discretion of the Chairman of the Partner Management Committee (or, in the event there is no Chairman, the full Partner Management Committee acting by majority vote); provided that any such distributions to any partner who is also our Chief Executive Officer or any of our other executive officers must be determined by our Compensation Committee after consultation with our Partner Management Committee. Any such distributions need not be made to all holders of Class C Non-Equity Interests and even if made to all such holders need not be made on a pro rata basis to such holders. No holder of Class C Non-Equity Interests will have any right to receive distributions on such interests. See “Executive and Director Compensation—Compensation Discussion and Analysis” for a description of our compensation philosophy. In addition, the Partner Management Committee shall have the authority to reconstitute the Class B Shareholder Committee and will delegate to the Chairman of the Partner Management Committee or, with respect to the Chairman (or if there is no Chairman, the full Committee acting by majority consent), authority to approve transfers of Och-Ziff Operating Group Units in accordance with the Operating Group Limited Partnership Agreements as described herein.

Partner Performance Committee

The Operating Group Limited Partnership Agreements provide for the establishment of a Partner Performance Committee. The Partner Performance Committee is a Committee comprised of six partners, which currently consists of Daniel S. Och, Joel Frank, David Windreich, Michael Cohen, Zoltan Varga and Harold Kelly, with Mr. Och serving as Chairman. The vote of Mr. Och will break any deadlock. Each member of the Partner Performance Committee shall serve until such partner’s withdrawal, death, disability or, other than with respect to Mr. Och, removal by the other members of the Partner Performance Committee. Upon Mr. Och’s withdrawal, death or disability, the remaining members of the Partner Performance Committee shall act by majority vote to replace Mr. Och with a partner (who may or may not also serve as Chairman), until such partner’s withdrawal, death, disability or removal by the other members of the Partner Performance Committee. Upon the withdrawal, death, disability or removal of any of the members of the Partner Performance Committee other than the Chairman, the remaining members of the committee shall act by majority vote to fill such vacancy. Upon a reconstitution as provided above, the Partner Performance Committee shall have the same rights of reconstitution in the event of the new member’s withdrawal, death, disability or removal. Under the Operating Group Limited Partnership Agreements, the general partner shall delegate to the Partner Performance Committee the authority to terminate any partner, other than Mr. Och, with or without cause, as provided under “—Vesting; Forfeiture” below. At all times if there is a Chairman, any such termination shall be made only upon the recommendation of the Chairman.

Partnership Interests

The Och-Ziff Operating Group A Units, the Och-Ziff Operating Group B Units, the Class C Non-Equity Interests, and the Och-Ziff Operating Group D Units currently constitute all limited partner interests in each of the Och-Ziff Operating Group entities. For each individual Och-Ziff Operating Group entity, these Units are designated, respectively, as “Class A common units,” “Class B common units,” “Class C Non-Equity Interests” and “Class D common units.” Class A common units and Class B common units constitute common equity interests in each of the Och-Ziff Operating Group entities and, except as expressly provided in the Operating Group Limited Partnership Agreements, entitle the holders thereof to equal rights, other than voting rights, under our Operating Group Limited Partnership Agreements, including with respect to distributions. The Class A common units and Class B common unit have no preference or priority over other securities of each Och-Ziff Operating Group entity (other than the Class D common units to the extent described below) and, upon liquidation, dissolution or winding up, are entitled to any assets remaining after payment of all debts and liabilities of the respective Och-Ziff Operating Group entity. The Class C Non-Equity Interests were issued and may be issued in the future solely for the purpose of making future discretionary income allocations, if any, to holders thereof and do not represent common equity interests in the partnership. The Class D common units constitute non-equity profit interests in each of the Och-Ziff Operating Group entities. These units have been issued to partners admitted to the Och-Ziff Operating Group entities following our initial public offering. Each Class D common unit will automatically convert into a Class A common unit to the extent that the general partner determines, consistent with relevant regulations under the Internal Revenue Code of 1986, as amended and in effect from time to time, that there has been sufficient Appreciation (as defined in each of the Operating Group Limited Partnership Agreements) to result in such Class D common unit becoming economically equivalent to one Class A common unit. Upon such automatic conversion, the holder of the Class A common units will generally remain subject to pre-existing vesting requirements and have all of the rights of a holder of such units, including under the Exchange Agreement and the Tax Receivable Agreement. The Class C Non-Equity Interests will not be entitled to any assets upon liquidation, dissolution or winding up of any Och-Ziff Operating Group entity other than undistributed amounts, if any, to which the holder is entitled in respect of prior discretionary or non-discretionary income allocations. The Class D common units will only be entitled to share in assets upon liquidation, dissolution or winding up to the extent that there has been sufficient Appreciation subsequent to the issuance of such units. Currently, the respective intermediate holding company of each Och-Ziff Operating Group entity in its capacity as a limited partner holds all of the Class B common units of such entity, the partners and the Ziffs hold all of the Class A common units of such entity and our partners hold all of the Class C Non-Equity Interests and Class D common units of such entity.

From time to time, the general partners of the Och-Ziff Operating Group entities may establish other classes or series of units, each having such relative rights, powers and duties and interests in profits, losses, allocations and distributions of the limited partnership as may be determined by the general partner. Among other things, the general partner has authority to specify: (i) the allocations of items of partnership income, gain, loss, deduction and credit to holders of each such class or series of units; (ii) the right of holders of each such class or series of units to share (on a pari passu, junior or preferred basis) in partnership distributions; (iii) the rights of holders of each such class or series of units upon dissolution and liquidation of the limited partnership; (iv) the voting rights, if any, of holders of each such class or series of units; and (v) the conversion, redemption or exchange rights applicable to each such class or series of units (including the right to exchange for Class A Shares). The total number of units that may be created pursuant to the foregoing and the issuance thereof that may be authorized by the general partner is not limited under the Operating Group Limited Partnership Agreements.

Och-Ziff Operating Group Distributions

Subject to the terms of the Operating Group Limited Partnership Agreements and any additional classes or series of units established by the general partner, distributions are made, after distributions for taxes, as and when determined by the general partner, to the holders of Och-Ziff Operating Group Units in accordance with their Och-Ziff Operating Group Units, whether or not vested. These distributions have historically corresponded to dividends paid to holders of our Class A Shares. Similarly, discretionary income allocations will be made to the holders of the Class C Non-Equity Interests, in consultation with the Compensation Committee, as and when determined by the Chairman of the Partner Management Committee or, in the event there is no Chairman, by majority vote of the Partner Management Committee (in conjunction with our Compensation Committee) or by the general partner at such time as our partners hold less than 40% of the total combined voting power of the Company. The general partner interest in an Och-Ziff Operating Group entity held by the general partner will not entitle the general partner to receive any distributions. The general partner may cause an Och-Ziff Operating Group entity to make distributions of cash, units or other assets or property of the respective limited partnership. No limited partner has the right to demand that an Och-Ziff Operating Group entity distribute any assets in kind to such partner.

During 2009, we paid distributions to holders of Och-Ziff Operating Group A Units and dividends to holders of Class A Shares of record as of December 31, 2008, April 1, 2009, July 1, 2009 and October 1, 2009. The amount of these distributions to our Named Executive Officers during 2009 are as follows: $40,326,528 for Mr. Och and his related trusts, $1,786,830 for Mr. Frank and his related trusts, $9,330,034 for Mr. Windreich and his related trusts and $5,582,079 for Mr. Cohen and his related trusts. Distributions and dividends paid in any given quarterly period are in respect of the Company’s results of operations for the prior quarter.

Vesting; Forfeiture

The Operating Group Limited Partnership Agreements provide that the Och-Ziff Operating Group A Units held by each of our partners will generally vest, subject to each such partner’s continued active involvement with us, in five equal annual installments beginning on November 19, 2008, the first anniversary of the closing of our initial public offering. Generally, all of the Och-Ziff Operating Group A Units reallocated among partners retained their original vesting schedule. Accordingly, 40% of the Och-Ziff Operating Group A Units held by our partners and the Ziffs have already vested and the unvested Och-Ziff Operating Group A Units will generally vest at the rate of 20% on each of November 19, 2010, 2011 and 2012. These vesting requirements may be waived by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman). To date, the Partner Management Committee determined to extend the vesting requirements for two years with respect to 400,000 Och-Ziff Operating Group A Units that were reallocated in December 2009. The Operating Group Limited Partnership Agreements also provide that all of the Och-Ziff Operating Group D Units held by the partners admitted after our initial public offering will vest, subject to such partners’ continued active involvement with us, in five equal annual installments beginning on the first anniversary of their admission as a partner of the Och-Ziff Operating Group. Upon any reallocation of Och-Ziff Operating Group D Units, each such Unit will automatically convert into one Och-Ziff Operating Group A Unit, but will retain their original vesting schedule, unless otherwise determined by the Partner Management Committee or its Chairman. The Operating Group Limited Partnership Agreements provide that all of the Och-Ziff Operating Group B Units held by our intermediate holding companies were fully vested upon the consummation of our November 2007 initial public offering. In the event of the death or disability of a partner, the Och-Ziff Operating Group A Units and Och-Ziff Operating Group D Units will continue to vest in accordance with the current vesting schedule applicable to such units. These vesting requirements, however, may be waived at any time with the approval of the Partner Management Committee. All of the Class C Non-Equity Interests held by a partner will be cancelled upon such partner’s withdrawal, death or disability.

The Operating Group Limited Partnership Agreements further provide that, in the event a partner (a “Forfeiting Partner”): (i) voluntarily terminates his active involvement with us for any reason prior to the full vesting of his Och-Ziff Operating Group Units; (ii) other than with respect to Mr. Och, is terminated by the partnership for “cause” (as defined below) prior to the full vesting of his Och-Ziff Operating Group Units; or (iii) other than with respect to Mr. Och, is terminated by the majority vote of the Partner Performance Committee (and, if there is a Chairman of such Committee, then only following the recommendation of such Chairman) for any reason (in each case, a “Forfeiture Event”), such Forfeiting Partner’s unvested Och-Ziff Operating Group Units (and all distributions received with respect to such Och-Ziff Operating Group Units after the date of Forfeiture Event) shall be forfeited (such Och-Ziff Operating Group Units subject to forfeiture and related distributions, the “Forfeitable Interests” and any forfeited Forfeitable Interests, the “Forfeited Interests”) as of the Reallocation Date (as defined below) to the Continuing Partners generally in proportion to the Och-Ziff Operating Group Units held by the Continuing Partners at the time of our initial public offering or their admission to the Och-Ziff Operating Group, as applicable. Initially,

Mr. Och shall serve as Chairman of the Partner Performance Committee. Mr. Och is not subject to termination by the Partner Performance Committee. The Ziffs’ interest is not subject to forfeiture.

Effect of Forfeiture.    Any Forfeited Interests generally will be allocated among the Continuing Partners in the same form as and in proportion to the Och-Ziff Operating Group Units held by them. To the extent that a Continuing Partner receives Forfeited Interests of a Forfeiting Partner, such Forfeited Interests shall be deemed to be interests of the Continuing Partner for all purposes of the Operating Group Limited Partnership Agreements; provided that the Continuing Partner receiving such Forfeited Interests shall be (i) subject to any continuing vesting requirements and (ii) permitted to exchange any Och-Ziff Operating Group A Units received in connection with a forfeiture and sell the Class A Shares issued in respect thereof, without regard to any transfer restrictions, as may be required to pay taxes payable as a result of the receipt of such interests. The forfeiture provisions with respect to unvested Och-Ziff Operating Group Units lapse with respect to a partner and such partner’s permitted transferees if such partner dies or becomes disabled prior to a Forfeiture Event with respect to such partner.

Any Forfeiting Partner shall be required, after the Reallocation Date, to pay the same fees with respect to any remaining investments by such Forfeiting Partner in any of our funds as paid by other limited partners of such funds.

The forfeiture provisions of the Operating Group Limited Partnership Agreements have been and may be amended and their terms and conditions relating to forfeiture have been and may be waived, changed or modified upon the approval of the Chairman of the Partner Management Committee (or of a majority of the Partner Management Committee if there is no Chairman). We, our Shareholders and the Och-Ziff Operating Group entities have no ability to enforce such provisions or to prevent any forfeiture obligation from being amended or waived by the Chairman of the Partner Management Committee (or a majority of the Partner Management Committee if there is no Chairman).

For the purposes of the Operating Group Limited Partnership Agreements:

“Cause” means that a partner: (i) has committed an act of fraud, dishonesty, misrepresentation or breach of trust; (ii) has been convicted of a felony or any offense involving moral turpitude; (iii) has been found by any regulatory body or self-regulatory organization having jurisdiction over us or our affiliates to have, or has entered into a consent decree determining that such partner, violated any applicable regulatory requirement or a rule of a self regulatory organization; (iv) has, in the capacity as a partner, committed an act constituting gross negligence or willful misconduct; (v) has violated in any material respect any agreement with respect to us or our affiliates; (vi) has become subject to any proceeding seeking to adjudicate such partner as bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment, protection, relief or composition of the debts of such partner under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for such partner or for any substantial part of the property of such partner, or such partner has taken any action authorizing such proceeding; or (vii) has breached any of the non-competition, non-solicitation or non-disparagement covenants provided in the Operating Group Limited Partnership Agreements.

“Reallocation Date” means, as to any Forfeited Interests, the date which is the earlier of (i) the date that is six months after the applicable Forfeiture Event, or (ii) the date on or after such Forfeiture Event that is six months after the date of the latest publicly reported disposition of our equity securities by any such Continuing Partner, which disposition is not exempt from the application of the provisions of Section 16(b) of the Exchange Act, unless otherwise determined by the Chairman of the Partner Management Committee (or a majority of the Partner Management Committee if there is no Chairman).

Transfer and Other Restrictions Applicable to Partners Other Than the Ziffs

Generally.    None of our partners may transfer any of such partner’s Och-Ziff Operating Group Units without approval of the general partner, which approval may be granted or withheld in the general partner’s sole and complete discretion; provided, however, that without the general partner’s approval, our partners may: (i) transfer units pursuant to the Exchange Agreement; (ii) transfer units to a permitted transferee of such partner upon approval by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman) as provided below; (iii) transfer units upon approval by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman) as provided below; (iv) transfer units received in connection with a Forfeiture Event; or (v) transfer units in connection with the exercise of the co-sale rights described below under “Certain Co-Sale Rights.” A limited partner may not, without the consent of the general partner, withdraw from an Och-Ziff Group Operating Group entity prior to the respective entity’s termination.

Transfers Approved by the Partner Management Committee and Other Transfers.    The Operating Group Limited Partnership Agreements also provide that none of our partners, or any partner’s permitted transferee, may, directly or indirectly, voluntarily effect any transfer of interests in an Och-Ziff Operating Group entity other than to any of such partner’s permitted transferees, except as permitted under the Operating Group Limited Partnership Agreements. In addition, transfers to permitted transferees require the consent of the Chairman of the Partner Management Committee (or of a majority of the full committee with respect to the Chairman or if there is no Chairman), which consent may not be unreasonably withheld.

A “permitted transferee” means with respect to each of our partners (or a partner’s permitted transferees) a: (i) charitable organization controlled by such partner; (ii) trust or other estate planning vehicle, all of the current beneficiaries of which are lineal descendents of such partner and his spouse; (iii) corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by no one other than such partner, his spouse and his lineal descendents; and (iv) legal or personal representative of such partner in the event of his disability.

The Operating Group Limited Partnership Agreements provide that the Chairman of the Partner Management Committee (or a majority of the full committee with respect to the Chairman or if there is no Chairman) may approve an exchange of a limited partner’s Och-Ziff Operating Group A Units to permit a sale of Class A Shares issued in respect thereof pursuant to an exercise of registration rights by the demand committee under the registration rights agreement. See “Registration Rights Agreement” above. The demand committee will consist of the members of the Partner Management Committee. In such event, any partner and such partner’s permitted transferee(s) may transfer the Och-Ziff Operating Group A Units that have vested as provided above in such amount to permit the transfer of the number of Class A Shares issued in respect thereof permitted to be included in the registration under the registration rights agreement. In addition, after the fifth anniversary of our initial public offering, there will be no restrictions on exchanges by any of our partners of their Och-Ziff Operating Group A Units for Class A Shares under the exchange agreement, and transfers to effect such exchanges will be unrestricted. On or prior to such fifth anniversary, we will be required to file a shelf registration statement covering the resale of all Class A Shares held by our partners or issuable upon exchange of their Och-Ziff Operating Group A Units.

The transfer restrictions set forth in the Operating Group Limited Partnership Agreements may be waived at any time by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman).

Minimum Ownership Requirements

Each partner actively involved with us, including Mr. Och, is required to continue to hold (and may not transfer), during his active involvement with us and during the two-year period immediately following the date of termination of his active involvement with us for any reason, 25% of the vested interests in our business received by him, without reduction for dispositions. Such minimum ownership requirements may be waived by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee with respect to the Chairman or in the event there is no Chairman).

Restrictions on Transfer of the Ziffs’ Interest in Our Business

The Ziffs hold Och-Ziff Operating Group A Units that are subject to vesting (without regard to service or performance conditions) and transfer restrictions as described below but are not subject to forfeiture or minimum retained ownership requirements. The Och-Ziff Operating Group A Units held by the Ziffs following the completion of our initial public offering have the same vesting schedule as the Och-Ziff Operating Group A Units issued to our partners in connection with our initial public offering: they vest in five equal annual installments starting on November 19, 2008. Accordingly, 40% of the Och-Ziff Operating Group A Units held by the Ziffs have already vested and the unvested Group A Units will vest at the rate of 20% on each of November 19, 2010, 2011 and 2012. The Ziffs are restricted from transferring any Och-Ziff Operating Group A Units prior to vesting. The Ziffs do not have any demand registration rights with respect to any Class A Shares acquired by them upon exchange of their Och-Ziff Operating Group A Units but have the same “piggyback” registration rights as our partners and are entitled to include their Class A Shares in the shelf registration statement that we are required to file on or prior to the fifth anniversary of our initial public offering. In addition, following the first anniversary of our initial public offering, the Ziffs also will generally be entitled under the Exchange Agreement, in any given fiscal quarter, to exchange their Och-Ziff Operating Group A Units for Class A Shares in an amount equal to up to the lesser of (i) 3.3% of the total issued and outstanding Class A Shares at the time of such exchange, or (ii) 5% of the Class A Shares that would have been held by them had they converted all of their Och-Ziff Operating Group A Units into Class A Shares immediately prior to the completion of our initial public offering. They are also entitled to participate in any exchange initiated by us, subject to certain limitations. The Ziffs are generally entitled to sell any such Class A Shares received on any such exchange, subject to applicable law. The Ziffs are also permitted to contribute their vested Och-Ziff Operating Group A Units to charities, subject to the approval of the Chairman of the Partner Management Committee. The foregoing vesting requirements and transfer restrictions may be waived by the Chairman of the Partner Management Committee (or by majority vote of the Partner Management Committee in the event there is no Chairman) at any time.

Certain Co-Sale Rights

Our partners and the Ziffs are entitled to participate, on a pro rata basis, in a private sale by any of our partners to a strategic buyer or in which Mr. Och participates, in either case, involving 5% or more of the interests in our business then held by our partners and the Ziffs. In addition, if any partner or group of partners proposes to sell to a third party at least 50% of the interests in our business on a fully diluted basis, the selling partner or partners may require our other partners to participate in such sale on a pro rata basis. The Ziffs are not subject to this selling obligation.

Issuance of Equity Securities by Och-Ziff

If Och-Ziff issues any equity securities, it is expected that: (i) we will immediately contribute the cash proceeds or other consideration received from such issuance, and from the exercise of any rights contained in any such securities, to Och-Ziff Corp and Och-Ziff Holding and any future intermediate holding companies (allocated between them in accordance with their relative values at the time such equity securities are issued); (ii) Och-Ziff Corp will immediately contribute its portion of such cash proceeds or other consideration to OZ Management and OZ Advisors I and any other entities that Och-Ziff Corp directly acquires an interest in after the date of our initial public offering (allocated among them in accordance with their relative values at the time such equity securities are issued); (iii) Och-Ziff Holding will immediately contribute its portion of such cash proceeds or other consideration to OZ Advisors II and any other entities that Och-Ziff Holding directly acquires an interest in after the date of our initial public offering (allocated among them in accordance with their relative value at the time such equity securities are issued); (iv) any future intermediate holding company will similarly contribute its portion of such cash proceeds or other consideration to any Och-Ziff Operating Group entity of which it is the general partner in the same manner as Och-Ziff Corp and Och-Ziff Holding (as provided in (ii) and (iii) above); (v) in exchange for the portion of such cash proceeds or other consideration contributed to the Och-Ziff Operating Group, the general partner will receive (x) in the case of an issuance of Class A Shares, Och-Ziff Operating Group B Units, and (y) in the case of an issuance of any other equity securities by Och-Ziff, except for Class B Shares, a new class or series of units or other equity securities of the Och-Ziff Operating Group with designations, preferences and other rights, terms and provisions that are substantially the same as those of such Och-Ziff equity securities (with any dollar amounts adjusted to reflect the portion of the total amount of cash proceeds or other consideration received by Och-Ziff that is contributed to the Och-Ziff Operating Group); and (vi) in the event of any subsequent transaction involving such Och-Ziff equity securities (including a share split or combination, a distribution of additional Och-Ziff equity securities, a conversion, redemption or exchange of such Och-Ziff equity securities), the general partner will concurrently effect a similar transaction with respect to the units or other equity securities issued by the limited partnership in connection with the issuance of such Och-Ziff equity securities.

In the event of any issuance of equity securities by Och-Ziff, and the contribution of the cash proceeds or other consideration received from such issuance as described above, the Och-Ziff Operating Group shall pay or reimburse Och-Ziff (directly or indirectly by paying and reimbursing the general partner) for its pro rata portion (based on the portion of the total cash proceeds or other consideration contributed to the Och-Ziff Operating Group) of the expenses incurred by Och-Ziff in connection with such issuance, including any underwriting discounts or commissions.

Limitation on Partner Liability

The debts and liabilities of the Och-Ziff Operating Group, whether arising in contract, tort or otherwise, are solely the debts and liabilities of the limited partnership, and no limited partner is obligated personally for any such debt, obligation or liability of the respective limited partnership solely by reason of being a limited partner. Pursuant to the Delaware Revised Uniform Limited Partnership Act, Och-Ziff Corp or Och-Ziff Holding, as applicable, in its capacity as the general partner of the applicable Och-Ziff Operating Group entity, is liable for the debts and liabilities of the limited partnership to the extent that the limited partnership cannot satisfy such debts and liabilities out of its assets, except to the extent such liability is contractually limited.

Indemnification and Exculpation

To the fullest extent permitted by applicable law, the general partner of the Och-Ziff Operating Group and its affiliates, officers, directors, shareholders, members, employees, representatives and agents are indemnified and held harmless by the Och-Ziff Operating Groups for and from any liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, judgments, fines, amounts paid in settlement, losses, fees, penalties, damages, costs and expenses and interest on the foregoing sustained or incurred by persons by reason of any act performed or omitted by such persons in connection with the affairs of the Och-Ziff Operating Group unless such act or omission constitutes fraud, gross negligence or willful misconduct. All indemnity claims will be paid out of partnership assets only, and no limited partner has any personal liability for any such claims.

To the fullest extent permitted by applicable law, the general partner of the Och-Ziff Operating Group and its affiliates, officers, directors, shareholders, members, employees, representatives and agents are not liable to the partnership or any limited partner or any affiliate of any limited partner for any damages incurred by reason of any act performed or omitted by such person unless such act or omission constitutes fraud, gross negligence or willful misconduct. The general partner and its affiliates, officers, directors, shareholders, members, employees, representatives and agents are fully protected in relying upon the records of the Och-Ziff Operating Group and upon such information, opinions, reports or statements presented to the Och-Ziff Operating Group by any person as to matters the general partner or its affiliates, officers, directors, shareholders, members, employees, representatives or agents reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Och-Ziff Operating Group.

We have entered into separate indemnification agreements with our directors and officers. Each indemnification agreement provides for indemnification against certain liabilities and for the advancement or payment of expenses, as more fully described below under “Indemnification Agreements.”

Dissolution

An Och-Ziff Operating Group entity will be dissolved and its affairs will be wound up upon the first to occur of: (i) the entry of a decree of judicial dissolution of the limited partnership under Section 17-802 of the Delaware Revised Uniform Limited Partnership Act; and (ii) the determination of the general partner to dissolve the respective Och-Ziff Operating Group entity. Except as provided in the Operating Group Limited Partnership Agreements, the death, disability, resignation, expulsion, bankruptcy or dissolution of any partner or the occurrence of any other event which terminates the continued partnership of any partner in the partnership shall not cause the partnership to be dissolved or its affairs wound up; provided, however, that at any time after the bankruptcy of the general partner, the holders of a majority of the Och-Ziff Operating Group B Units in the aggregate may replace the general partner with another person or entity, who will become a successor general partner of the limited partnership, will be vested with the powers and rights of the general partner, and will be liable for all obligations and responsible for all duties of the general partner from the date of such replacement. The holders of Och-Ziff Operating Group A Units will not have the right to vote their Och-Ziff Operating Group A Units with respect to the removal of the general partner in the event of the bankruptcy of the general partner. Upon the winding up of an Och-Ziff Operating Group entity, after payment in full of all amounts owed to the limited partnership’s creditors, and after payment in full of all amounts owed to holders of units having liquidation preferences, if any, the holders of Och-Ziff Operating Group A Units and Och-Ziff Operating Group B Units will be entitled to receive the remaining assets of the respective limited partnership available for distribution in accordance with and to the extent of positive balances in the respective capital accounts of such holders after taking into account certain adjustments.

Amendments

Except as may be otherwise required by law, the Operating Group Limited Partnership Agreements may be amended by the general partner without the consent or approval of any limited partners; except that, generally: (i) if an amendment adversely affects the rights of a unit holder (other than the Ziffs or any transferee thereof) other than on a pro rata basis with other unit holders of the same class, such unit holder must consent to the amendment; (ii) no amendment may adversely affect the rights of a class of unit holders (other than the Ziffs or any transferee thereof) without the consent of holders of a majority of the outstanding units of such class (other than units held by the Ziffs or any transferee thereof); (iii) these amendment provisions may not be amended without the written consent of partners holding a majority of the Och-Ziff Operating Group A Units then owned by all of our partners; and (iv) the provisions relating to forfeiture by a partner of its Och-Ziff Operating Group A Units and their reallocation to other partners may be amended only by the Chairman of the Partner Management Committee (or, if there is no Chairman, by the full committee acting by majority consent).

No amendment to the Operating Group Limited Partnership Agreements which is materially adverse to the Ziffs may be made without the written consent of the Ziffs, unless such amendment similarly affects all or a substantial number of the other limited partners, in which case the consent of the Ziffs shall not be required; provided that no amendment may be made without the written consent of the Ziffs if such amendment would have the effect of: (i) adversely altering the rights of holders of Och-Ziff Operating Group A Units without similarly altering the rights of holders of Och-Ziff Operating Group B Units, except to the extent that such alteration of the rights of holders of Och-Ziff Operating Group A Units is required by applicable law or regulation; (ii) adversely altering the Ziffs’ rights to transfer their units or to participate in any registrations, except to the extent that such alteration is required by applicable law or regulation; (iii) reducing the Ziffs’ interest in greater proportion than Mr. Och’s interest in Och-Ziff Operating Group A Units is reduced; (iv) reducing distributions to the Ziffs in greater proportion than distributions to Mr. Och, solely in his capacity as a holder of Och-Ziff Operating Group A Units and not in any other capacity including his capacity as a holder of Class C Non-Equity Interests, are reduced; or (v) reducing distributions to the Ziffs in greater proportion than distributions to the holders of Och-Ziff Operating Group B Units are reduced.

Non-Competition, Non-Solicitation and Confidentiality Restrictions

Each of our partners is subject to certain obligations and restrictions in the Operating Group Limited Partnership Agreements with respect to competing with us, not soliciting our employees or fund investors, not disparaging us, and not disclosing confidential information about our business and related matters, as more fully described under “Executive and Director Compensation—Agreements with Our Partners—Non-Competition, Non-Solicitation and Confidentiality Restrictions.”

Expense Allocation Agreement

We have entered into an Expense Allocation Agreement with the Och-Ziff Operating Group entities pursuant to which substantially all of Och-Ziff’s ongoing expenses (other than: (i) income tax expenses of Och-Ziff Capital Management Group LLC and the intermediate holding companies; (ii) obligations incurred under the Tax Receivable Agreement; and (iii) payments on any indebtedness incurred by Och-Ziff Capital Management Group LLC and the intermediate holding companies), including substantially all the ongoing expenses incurred by or attributable solely to Och-Ziff Capital Management Group LLC, will be accounted for as expenses of the Och-Ziff Operating Group.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements provide for, among other things, indemnification to the fullest extent permitted by law and our Operating Agreement against: (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval, and counsel fees and disbursements; (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness; and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan, if such director or executive officer acted in a manner not constituting fraud, gross negligence or willful misconduct. The indemnification agreements provide for the advancement or payment of all expenses to the director or executive officer and for reimbursement to us if it is found that such director or executive officer is not entitled to such indemnification under applicable law and our Operating Agreement. The Operating Group Limited Partnership Agreements also require the Och-Ziff Operating Group Entities to indemnify and exculpate our partners, including those who are our executive officers.

MISCELLANEOUS INFORMATION

Shareholder Proposals and Director Nominations

To be considered for inclusion in our proxy statement for the 2011 Annual Meeting, Shareholder proposals must be received at our offices no later than December 23, 2010. Proposals must comply with Rule 14a-8 under the Exchange Act, and must be submitted in writing to Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.

As more specifically provided for in our Operating Agreement, in order for a Shareholder to introduce a Shareholder proposal or nominate a director candidate from the floor of the 2011 Annual Meeting, the Shareholder must deliver such proposal or nomination in writing to our Secretary at the above address not earlier than December 20, 2010, and no later than January 19, 2011. If the date of the 2011 Annual Meeting is held on a date that is more than 30 days from the anniversary of the 2010 Annual Meeting, then any such proposal or nomination must be received no later than the close of business on the 10th day following the day on which public disclosure of the date of such meeting is first made. In addition, if the number of directors to be elected to the Board of Directors at the 2011 Annual Meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board by at least January 19, 2011, then any nomination with respect to nominees for any new positions created by such increase must be received by the close of business on the 10th day following the day on which public announcement of the increase is first made. The Shareholder’s submission must be made by a registered Shareholder on his or her behalf or on behalf of the beneficial owner of the Shares, and must include information specified in our Operating Agreement.

Householding

The broker, trustee or other nominee for any Shareholder who is a beneficial owner of the Shares may deliver only one copy of our proxy statement and annual report to multiple Shareholders who share the same address, unless that broker, trustee or other nominee has received contrary instructions from one or more of the Shareholders. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and processing costs as well as natural resources. We will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a Shareholder at a shared address to which a single copy of the documents was delivered. A Shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a written request to Och-Ziff Capital Management Group LLC, 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary or by calling (212) 790-0041. You may also obtain a copy of the proxy statement and annual report on the “For Shareholders” section of our website (www.ozcap.com). Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, trustee or other nominee to request that only a single copy of each document be mailed to all Shareholders at the shared address in the future.

Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, is included with these proxy solicitation materials. A copy of our Annual Report, including the financial statements included therein, is also available without charge by visiting the Company’s website (www.ozcap.com) or upon written request to Och-Ziff Capital Management Group LLC, Attention: Office of the Secretary at 9 West 57th Street, New York, New York 10019.

BY ORDER OF THE BOARD OF DIRECTORS
April 19, 2010
New York, New York

	Name:	Jeffrey C. Blockinger
	Title:	Chief Legal Officer, Chief Compliance Officer and Secretary

Exhibit A

Och-Ziff Capital Management Group LLC (the “Company”)

Board of Directors’ Independence Standards

An “independent” director is a director whom the Board of Directors has determined has no material relationship with the Company or any of its consolidated subsidiaries (collectively, the “Company”), either directly or indirectly.

To assist it in making determinations of director independence, the Board has determined that each of the relationships below is categorically immaterial and therefore, by itself, does not preclude a director from being independent:

1. the director has an immediate family member who is, or has been within the last three years, employed by the Company other than as an executive officer;

2. the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, $120,000 or less in direct compensation from the Company, not including board and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3. (A) the director has an immediate family member who is a current employee (but not a partner) of a firm that is the Company’s internal or outside auditor, but does not personally work on (and has not personally worked on in the last three years) the Company’s audit; or (B) the director or an immediate family member was, within the last three years, a partner or employee of a firm that is the Company’s internal or outside auditor but no longer works at the firm and did not personally work on the Company’s audit within that time;

4. the director or an immediate family member is, or has been within the last three years, employed at another company where any of the Company’s present executive officers serves or served at the same time on that company’s compensation committee, but the director or the director’s immediate family member is (or was) not an executive officer of the other company and his or her compensation is not (or was not) determined or reviewed by that company’s compensation committee;

5. the director or an immediate family member is a current employee of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, was less than $1 million or 2% of the other company’s consolidated gross revenues, whichever is greater; and

6. the director or an immediate family member is an employee (other than an executive officer) of a non-profit organization to which the Company has made contributions that, in any of the last three fiscal years, were less than $1 million or 2% of the non-profit organization’s consolidated gross revenues, whichever is greater.

An “immediate family member” includes a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

VOTE YOUR PROXY BY INTERNET - www.proxyvote.com
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC 9 WEST 57TH STREET NEW YORK, NY 10019	Use the Internet to transmit your voting instructions to the proxies and request electronic delivery of proxy materials up until 11:59 p.m. Eastern Time on May 24, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE YOUR PROXY BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions to the proxies up until 11:59 p.m. Eastern Time on May 24, 2010. Have your proxy card in hand when you call and then follow the instructions.
VOTE YOUR PROXY BY MAIL
Complete, sign and date your proxy card and return it in the envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The completed proxy card must be received prior to May 25, 2010.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to help us try to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or accessing them by way of the Internet. To sign up for electronic delivery, please follow the instructions above under Vote Your Proxy By Internet and, when prompted, indicate that you agree to receive email delivery or access proxy materials by way of the Internet in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M11805-P77729                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES SET FORTH IN PROPOSAL NO. 1 AND A VOTE “FOR” PROPOSAL NO. 2 LISTED BELOW.

Proposal No. 1 - To elect as Class III directors the following nominees to serve a three-year term:

Nominees:

01) Daniel S. Och

02) Jerome P. Kenney

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For All	Withhold All	For All Except

		☐	☐	☐

					For	Against	Abstain

Proposal No. 2 - To ratify the appointment of Ernst & Young LLP as Och-Ziff’s independent registered public accounting firm for the year ending December 31, 2010.					☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS CONTRARY INSTRUCTIONS ARE PROPERLY GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES SET FORTH IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXYHOLDERS AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

For address changes, please check this box and write them on the back where indicated.	☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

The validity of this Proxy is governed by the Delaware Limited Liability Company Act. This Proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Annual Meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners) [PLEASE SIGN WITHIN BOX]	Date

ANNUAL MEETING OF SHAREHOLDERS OF

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

To be held at

The offices of Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

May 25, 2010

Please sign, date and mail

your proxy card in the

envelope provided or vote by Internet or phone as soon

as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M11806-P77729

PROXY CARD ANNUAL MEETING OF SHAREHOLDERS to be held on May 25, 2010 OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledge(s) receipt of a Notice of the Annual Meeting of Shareholders to be held on May 25, 2010, the accompanying Proxy Statement and the Annual Report for the year ended December 31, 2009. The undersigned further hereby appoint(s) Jeffrey C. Blockinger and Rani Doyle, and each of them, with power to act without the other and with full power of substitution in each, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the voting shares of Och-Ziff Capital Management Group LLC that the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.) (Continued and to be signed on the reverse side.)

If you plan to attend the 2010 Annual Meeting, please use the admission ticket attached hereto following the last page of the Proxy Statement.

ADMISSION TICKET

Och-Ziff Capital Management Group LLC

2010 Annual Meeting of Shareholders

Tuesday, May 25, 2010

10:00 a.m., Eastern Time

Offices of Gibson, Dunn & Crutcher LLP

located at 200 Park Avenue, New York, New York 10166

Shareholders will be admitted to the Annual Meeting beginning at 9:30 a.m. Eastern Time. If you wish to attend, please plan to arrive early since seating will be limited. If you plan to attend the Annual Meeting, please bring this admission ticket with you.